UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A

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NOTICE OF ANNUAL SHAREHOLDERS' MEETING

Dear National Penn Shareholder:

On Tuesday, April 21, 2009, National Penn Bancshares, Inc. will hold its Annual Meeting of Shareholders at the Holiday Inn, 7736 Adrienne Drive, Breinigsville (Fogelsville), Pennsylvania.  The meeting will begin at 9:30 a.m.

Only shareholders who owned stock at the close of business on March 3, 2009 can attend and vote at the meeting or any postponement or adjournment.  At the meeting, we will:

1.	Elect five directors;

2.	Consider and act upon a proposal to amend National Penn’s articles of incorporation to increase the number of authorized common shares to 250 million;

3.	Consider a proposal to ratify the Audit Committee’s selection of National Penn’s independent auditors for 2009;

4.	Consider an advisory (non-binding) proposal to approve the compensation of National Penn’s executive officers; and

5.	Attend to other business, if any, properly presented at the meeting.

Your Board of Directors recommends that you vote IN FAVOR OF the election of directors; IN FAVOR OF the amendment to the articles of incorporation; IN FAVOR OF the ratification of the independent auditors selected for 2009; and IN FAVOR OF the approval of the compensation of National Penn’s executive officers.

At the meeting, we will also report on our 2008 business results and other matters of interest to shareholders.

We are enclosing with this proxy statement a copy of our 2008 Annual Report on Form 10-K.  The approximate date this proxy statement and card(s) are being mailed is March 23, 2009.

IMPORTANT: This mailing contains an Admission Ticket.  FOR SECURITY PURPOSES, YOU WILL NEED THIS ADMISSION TICKET TO ATTEND THE MEETING.

By Order of the Board of Directors

March ___, 2009	Michelle H. Debkowski
Secretary

Important Notice Regarding the Availability of Proxy Materials For
The Shareholder Meeting to Be Held on April 21, 2009 – You can
view the Annual Report and Proxy Statement on the Internet at:
http://bnymellon.mobular.net/bnymellon/npbc

NATIONAL PENN BANCSHARES, INC.

PROXY STATEMENT

This proxy statement is furnished in connection with the solicitation of proxies by National Penn Bancshares, Inc. ("National Penn"), on behalf of the Board of Directors (the “Board”), for the 2009 Annual Meeting of Shareholders.  This Proxy Statement and the related proxy form are being distributed on or about March 23, 2009.

You can vote your shares by completing and returning the enclosed written proxy card.  You can also vote by telephone (toll-free) or online if you have Internet access.  Registered shareholders with addresses outside the United States may not be able to vote by telephone.  The Internet and telephone voting facilities for shareholders of record are available 24 hours a day until they close at 9:30 a.m. on April 21, 2009.  The Internet and telephone voting procedures are described on the enclosed proxy form and are designed to authenticate shareholders by use of a control number and to allow you to confirm that your instructions have been properly recorded.  If you vote by telephone or through the Internet, you need not return a proxy card.  Whether you vote by proxy card, by telephone or through the Internet, your shares will be voted as you direct.

You can also vote in person at the meeting.  Submitting your voting instructions by returning a proxy card or by voting over the telephone or the Internet will not affect your right to attend the meeting and vote.

PROPOSAL 1 - ELECTION OF DIRECTORS

The first proposal scheduled to be voted on at the meeting is the election of five directors.  These directors will serve a 3-year term as Class I directors.  The Board has nominated J. Ralph Borneman, Jr., Thomas L. Kennedy, Albert H. Kramer, Glenn E. Moyer and Robert E. Rigg for election as Class I directors.  Each of these individuals other than Mr. Kramer is currently serving as a Class I director.

The Board recommends a vote “FOR” all of its nominees.

The Board has no reason to believe that any nominee will be unable or unwilling to serve if elected.  If a nominee becomes unable or unwilling to accept nomination or election, the Board will either select a substitute nominee or reduce the size of the Board.  If you have submitted a proxy and a substitute nominee is selected, your shares will be voted for the election of the substitute nominee.

National Penn's articles of incorporation provide that the Board shall consist of between eight and twenty directors, the exact number of which shall be set by resolution of the Board, and shall be divided into three classes equal or nearly equal in size as is possible.  In accordance with these provisions, the Board has set the size of the Board at 15 directors and the size of each Class I, II and III at five directors.

National Penn’s bylaws permit shareholders to nominate candidates for election as directors.  A nomination must be made in compliance with the advance notice and information requirements of the bylaws.  As of March 3, 2009, National Penn has not received any such notice of a nomination.

In accordance with the bylaws, directors are elected by a plurality of the votes of shares present and entitled to be voted at the meeting.  That means the nominees of the Board will be elected if they receive more affirmative votes than any other nominees.  National Penn’s Corporate Governance Guidelines provide that in an uncontested election of directors (where the only nominee are those recommended by the Board), if any nominee receives a greater number of votes “withheld” than votes “for” his or her election, the Nominating/Corporate Governance Committee will promptly consider whether to recommend to the Board that it request such nominee to resign from the Board as of the date of his or her election, and if it makes such a recommendation the Board will promptly act upon such recommendation.  It is expected that any such nominee will comply with any such request.

Director Information

The Board is separated into three classes, each with a 3-year term.  The terms of the persons nominated as Class I directors will expire in 2012.  The terms of the continuing Class II directors will expire in 2010 and the terms of the continuing Class III directors will expire in 2011.

Nominees as Class I Directors for a term expiring at the 2012 Annual Meeting:

J. Ralph Borneman, Jr.
Director since 1988
Age 70

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Borneman is President and Chief Executive Officer of Body-Borneman Insurance & Financial Services, LLC, an insurance agency (1969 to present).  Mr. Borneman is also a member of the boards of directors of Erie Indemnity Co. and Erie Family Life Insurance Co.

Thomas L. Kennedy, Esq.
Director since 2008
Age 64

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Kennedy is President of the law firm of Kennedy & Lucadamo, P.C., Hazleton, Pennsylvania (1969 to present).  Mr. Kennedy was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

Albert H. Kramer
Previously served as director from April 2007 until February 1, 2008
Age 54

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Kramer is Senior Vice President, Operations, of D&E Communications, Inc., a telecommunications firm (2002 to present).  Mr. Kramer has been a director of National Penn Bank since May 2000.

Glenn E. Moyer
Director since 2002
Age 57

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Moyer is President and Chief Executive Officer of National Penn and Chairman of National Penn Bank (January 2007 to Present).  Mr. Moyer was President of National Penn and President and Chief Executive Officer of National Penn Bank from December 2003 through 2006.  Mr. Moyer was also Executive Vice President of National Penn from April 2001 to November 2003 and President and Chief Operating Officer of National Penn Bank from January 2001 to November 2003.

Robert E. Rigg
Director since 1999
Age 56

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Rigg is President of Rigg Darlington Group Inc., an insurance agency (1986 to present).

Continuing as Class II Directors for a term expiring at the 2010 Annual Meeting:

Donna D. Holton
Director since 2008
Age 63

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Ms. Holton is the retired President & Chief Operating Officer of Turn of the Century Solution, Inc., an intellectual property company (1997 to 2006).  Ms. Holton was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

Christian F. Martin IV
Director since 2008
Age 53

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Martin is Chairman and Chief Executive Officer of C. F. Martin & Co., Inc., guitar manufacturer (1986 to present).  Mr. Martin was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

R. Chadwick Paul Jr.
Director since 2008
Age 55

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Paul has been President & Chief Executive Officer of Ben Franklin Technology Partners of Northeastern Pennsylvania, a technology-based economic development company (2002 to present).  Mr. Paul was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

C. Robert Roth
Director since 1990
Age 61

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Judge Roth is a Bucks County Magisterial District Judge (1992 to present).

Wayne R. Weidner
Director since 1985
Age 66

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Weidner is Chairman of the Board of National Penn and was Chief Executive Officer of National Penn prior to 2007.  Mr. Weidner was Chairman, President and Chief Executive Officer of National Penn from January 2002 until December 2003.  Mr. Weidner was named President and Chief Executive Officer of National Penn in 2001.

Continuing as Class III Directors for a term expiring at the 2011 Annual Meeting:

Thomas A. Beaver
Director since 2005
Age 56

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Beaver is a senior partner in the business consulting group of Reinsel Kuntz Lesher LLP, a regional accounting, tax and consulting firm (2005 to present). He was the managing partner of Reinsel & Co., a regional accounting, tax and consulting firm (1994 to 2004).

Robert L. Byers
Director since 2005
Age 70

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Byers is the founder and Chairman of Byers’ Choice, Ltd., a firm specializing in the handcrafting and retailing of Caroler® figurines (seasonal collectibles) (1978 to present).

Jeffrey P. Feather
Director since 2008
Age 66

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Mr. Feather is the Managing Partner of Feather Ventures, LLC, a private investment firm (1999 to present), and Vice Chairman of National Penn.  Previously, Mr. Feather served as Chairman of SunGard Pentamation, Inc., an administrative software and processing services company (1970 to 2006).  Mr. Feather was initially elected a director on February 1, 2008, in accordance with the merger agreement with KNBT Bancorp, Inc.

Patricia L. Langiotti, PMC
Director since 1986
Age 62

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Ms. Langiotti is President of Creative Management Concepts, a management consulting firm (1983 to present).

Natalye Paquin, Esq.
Director since 2006
Age 48

Principal Occupation, Business Experience and Public and Investment Company Directorships:
Ms. Paquin is the Executive Vice President and Chief Operating Officer of The Kimmel Center, Inc., which serves as home to performing arts organizations, including The Philadelphia Orchestra (2006 to present). Previously, Ms. Paquin served as Chief Operating Officer and Chief of Staff for the School District of Philadelphia (2002 to 2006).

Corporate Governance

National Penn's governing body is its Board.  The Board is elected by the shareholders to direct and oversee National Penn's management in the long-term interests of the shareholders.

Corporate Governance Guidelines

The Board has adopted a set of Corporate Governance Guidelines that, together with National Penn's articles of incorporation, bylaws and the charters of Board committees, provide a framework for the governance of National Penn.  Such guidelines are intended to assist the Board in the exercise of its responsibilities.  As the operation of the Board is a dynamic process, these guidelines are reviewed periodically and changed by the Board from time to time as deemed appropriate.  National Penn's Corporate Governance Guidelines are available on National Penn's website, www.nationalpennbancshares.com.  To access the guidelines, select "Governance Documents."

Director Independence

Under the Nasdaq Stock Market’s Marketplace Rules, a Nasdaq-listed company's board of directors must be comprised of a majority of independent directors.  The Board has determined, after an initial review and determination by the Nominating/Corporate Governance Committee, that each of directors Beaver, Borneman, Byers, Feather, Holton, Kennedy, Langiotti, Martin, Morrison, Paquin, Paul, Rigg and Roth is an independent director, as provided in the Nasdaq Stock Market Marketplace Rules.

Specifically, the Board determined that none of these persons has any relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a National Penn director.  The Nasdaq Stock Market Marketplace Rules preclude a determination of independence for any director who:

•	Is, or during the past 3 years was, employed by National Penn or by any subsidiary of National Penn;
•
Either has a spouse, parent, child or sibling, by blood, marriage or adoption or shares the same residence as any person (a "Family Member") who is, or during the past 3 years was, employed by National Penn or by any subsidiary of National Penn as an executive officer;

•
Accepted, or who has a Family Member who accepted, any compensation from National Penn or any subsidiary of National Penn in excess of $120,000 during any period of 12 consecutive months within the past 3 years, other than:

- Compensation for Board or Board committee service;
- Compensation paid to a Family Member who is a non-executive employee of National Penn or a National Penn subsidiary; or
- Benefits under a tax-qualified retirement plan or non-discretionary compensation;
•
Is, or has a Family Member who is, a partner in, or a controlling shareholder or an executive officer of, any organization to which National Penn or any National Penn subsidiary made, or from which National Penn or any National Penn subsidiary received, payments for property or services that exceed 5% of the recipient's consolidated gross revenues for that year, or $200,000, whichever is more, in fiscal year 2009 or any of the past 3 fiscal years, other than:

- Payments arising solely from investments in National Penn’s securities; or
- Payments under non-discretionary charitable contribution matching programs;
•
Is, or has a Family Member who is, employed as an executive officer of another entity where at any time during the past 3 years any of the executive officers of National Penn served on the compensation committee of such other entity;

•	Is, or has a Family Member who is, a current partner of National Penn’s independent auditors or who worked on National Penn’s audit during any of the past 3 years.

A majority of Board members are independent directors as defined above and as defined by the Securities and Exchange Commission and other regulatory authorities.  The independent directors periodically meet in executive session without management present.

Lead Independent Director

The Board annually designates one of the non-employee independent directors as Lead Independent Director.  Thomas A. Beaver has served as Lead Independent Director since the retirement of Kenneth A. Longacre from the Board on February 1, 2008.  As Lead Independent Director, Mr. Beaver serves as principal liaison between the other non-employee independent directors and President and Chief Executive Officer Glenn E. Moyer, chairs the meetings of the non-employee independent directors in executive session and coordinates Board meeting schedules, agendas and related matters with Chairman Wayne R. Weidner and Mr. Moyer.

Board Membership Criteria

Each member of the Board must possess the individual qualities of competence, collegiality, integrity, accountability and high performance standards.  Candidates for membership on the Board are selected for their character, judgment, business experience and acumen.  Board members are expected to devote the time and effort necessary to be productive members of the Board, including learning the business of National Penn and doing all that is necessary to attend and actively participate in meetings of the Board and its committees.

Each non-employee director is also expected to, and currently does, meet National Penn's stock ownership guidelines, which require an equity investment in National Penn stock of at least $100,000, except Ms. Paquin and Ms. Morrison, who were appointed to the Board in 2006 and 2007, respectively, as each were in the 5-year phase-in period provided in the guidelines during 2008.  See “Stock Ownership – Guidelines”.

Board Committees

The Board maintains five standing committees - Executive, Audit, Compensation, Enterprise Risk Management and Nominating/Corporate Governance, as well as one subcommittee – Technology Risk.  Each committee and subcommittee operates under its own separate charter which is approved by the Board.  A comprehensive description of the duties and responsibilities of each committee is set forth in such committee’s respective charter.  These charters are available on National Penn's website.  To access these documents, log on to National Penn's website, www.nationalpennbancshares.com and select "Governance Documents."

Executive Committee.  The Executive Committee is authorized to act on behalf of the Board during intervals between meetings of the Board.  The Executive Committee can respond quickly to time-sensitive business and legal matters when they arise.  The Executive Committee is currently comprised of seven directors.

Audit Committee.  National Penn's Audit Committee is currently comprised of seven directors, all of whom are independent as described under “Director Independence.”  In addition to the above Nasdaq independence requirements, the SEC has issued heightened independence standards pursuant to the Sarbanes-Oxley Act of 2002 that apply to audit committee members.  These standards provide that a member of a Nasdaq-listed company's audit committee may not, in his or her capacity as a member of the audit committee, the board of directors or any other board committee:

•	Accept, directly or indirectly, any consulting, advisory or other compensatory fee from National Penn or any subsidiary of National Penn, except for certain retirement benefits; or
•	Be an "affiliated person" of National Penn or any subsidiary of National Penn, as defined by SEC rules.

Each of the members of National Penn's Audit Committee meets these heightened independence standards.

The SEC and Nasdaq also have requirements regarding financial expertise and sophistication.  The Board has determined that each of the following members of the Audit Committee meets the SEC's definition of "audit committee financial expert" and is "financially sophisticated" under Nasdaq-listed company audit committee rules: Chair Patricia L. Langiotti, President of Creative Management Concepts; Thomas A. Beaver, CPA, a Senior Partner in the business consulting group of Reinsel Kuntz Lesher LLP, a regional accounting, tax and consulting firm; Thomas L. Kennedy, Esq., President of Kennedy & Lucadamo, PC; and Albert H. Kramer, Senior Vice President of Operations for D & E Communications and a member of the National Penn Bank Audit Committee.

The Audit Committee's duties include:

•	Appointing, approving compensation for, and providing oversight of, National Penn's independent registered public accounting firm;
•	Approving all audit and non-audit services to be performed by the independent registered public accounting firm;
•	Reviewing the scope and results of the audit plans of the independent registered public accounting firm and internal auditors;
•	Overseeing the scope and adequacy of internal accounting control and record-keeping systems;
•	Reviewing the objectivity, effectiveness and resources of National Penn’s internal audit function;
•	Conferring independently with, and reviewing various reports generated by, the independent registered public accounting firm;
•	Resolving any disagreements between management and the independent registered public accounting firm; and
•
Establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters, and the confidential, anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

Compensation Committee.  National Penn's Compensation Committee generally reviews, approves and reports to the Board on compensation and related programs and plans.  The Compensation Committee is currently comprised of six directors, all of whom are independent as described under “Director Independence.”  The Compensation Committee’s responsibilities are described below in the section of “Compensation Discussion and Analysis” entitled “Role of Committee.”

The Compensation Committee has authority under its charter to retain outside counsel, compensation consultants or other experts of its choice, and receives adequate funding from National Penn to engage such advisors.  For information on Mosteller & Associates, Inc., the compensation consultant currently retained by the Committee, see the section of “Compensation Discussion and Analysis” entitled “Compensation Consultant.”

Enterprise Risk Management Committee.  National Penn’s Enterprise Risk Management Committee assists the Board in providing oversight, direction and authority to management regarding National Penn’s enterprise-wide risk management process.  The Enterprise Risk Management Committee is currently comprised of six directors, including the Lead Independent Director and Chairs of the Audit, Compensation and Nominating/Corporate Governance Committees, all of whom are independent as described under “Director Independence.”

Nominating/Corporate Governance Committee.  National Penn's Nominating/Corporate Governance Committee identifies and recommends nominees for election to the Board and oversees matters of corporate governance processes, including Board performance.  The Nominating/Corporate Governance Committee is currently comprised of eight directors, all of whom are independent as described under "Director Independence."

The Nominating/Corporate Governance Committee's duties include:

•	Screening and recommending candidates as nominees for election to the Board (see also "Consideration of Director Nominees" below);
•	Managing the annual Board and individual director performance assessments;
•	Overseeing the orientation and education of directors;
•	Reviewing corporate policies such as Code of Conduct, stock ownership of directors and management, insider trading and director attendance; and
•	Ensuring an appropriate structure for management succession and development.

Technology Risk Subcommittee.  In October 2007, the Board established a Technology Risk Subcommittee to assist the Directors Enterprise Risk Management Committee and the Board in fulfilling their responsibilities for providing oversight, direction and authority to management regarding National Penn’s enterprise risk management framework as it pertains to information systems technology.  The Technology Risk Subcommittee is currently comprised of four directors, all of whom are independent as described under “Director Independence.”

Consideration of Director Nominees

The Nominating/Corporate Governance Committee selects individuals for nomination to the Board based on the criteria set forth in National Penn’s Corporate Governance Guidelines.  Under these criteria, a majority of the directors are to be independent as described under “Director Independence.”

The Board believes independent directors add balance and diversity to the composition of the Board and should bring expertise and experience in areas related to important strategic needs of National Penn.  Selection of directors is to be made from among individuals whose leadership and effectiveness have been demonstrated or whose specialized training or experience will be of value to National Penn.  Candidates for the Board are to meet the following qualifications:

•	High-level competence and leadership experience in business or administrative roles;
•	Breadth of knowledge about issues affecting National Penn;
•	Ability and willingness to work on a collegial basis with other National Penn directors and National Penn management and to contribute special competencies to Board activities;
•	Unquestioned personal integrity;
•	Loyalty to National Penn and concern for its success;
•	Courage to criticize and to apply sound business ethics;
•	Ability to exercise sound and independent judgment;
•	Awareness of a director’s vital part in National Penn’s good corporate citizenship and corporate image; and
•	Time available for meetings and consultation on National Penn matters.
The Board endorses the value of seeking qualified directors from diverse backgrounds.  The Nominating/Corporate Governance Committee considers from time to time individuals who, in the judgment of the Committee, would be best qualified to serve on the Board.  The Committee considers the experience and expertise already present on the Board so as to broaden the collective experience and expertise of the Board.  Candidates for membership on the Board may be nominated by a director or shareholder and may be recommended by professional search firms retained by the Committee.  Shareholders who wish to suggest candidates as nominees should write to National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P. O. Box 547, Boyertown, PA 19512 (Attention: Corporate Secretary), stating in detail the qualifications of the persons they recommend.  Likewise, e-mail communications should be addressed to the Corporate Secretary at michelle.debkowski@nationalpenn.com.  The Nominating/Corporate Governance Committee evaluates candidates nominated by shareholders in the same manner it evaluates any other nominee.  For information on how to submit the name of a person to be considered by the Nominating/Corporate Governance Committee for possible nomination as a director, please see the discussion of shareholder proposals and nominations on page 63.

Code of Conduct

National Penn has adopted a Code of Conduct that addresses, among other things, ethical conduct, conflicts of interest, integrity of financial reports, legal compliance and the reporting of violations.  The Code of Conduct applies to all directors, officers and employees.  All directors, officers and employees are required annually to affirm their acceptance of, and compliance with, the Code of Conduct.  The Code of Conduct may be accessed on National Penn's website, www.nationalpennbancshares.com, by selecting "Governance Documents."

Contacting the Board

The Board welcomes communications from shareholders and has adopted a procedure for receiving and addressing them.  Shareholders may write to either the entire Board or individual directors.  To do so, shareholders should send their communications to National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P. O. Box 547, Boyertown, PA 19512 (Attention: Corporate Secretary).  Likewise, e-mail communications should be addressed to the Corporate Secretary at michelle.debkowski@nationalpenn.com.  The Corporate Secretary does not screen letters or e-mails for content, but will forward a letter or e-mail to an individual director or Board committee as the Corporate Secretary feels appropriate if no specific direction is provided.

Board Committees, Meetings and Attendance

The following table summarizes the Board committees on which each National Penn director serves as of March 3, 2009, as well as each director’s position on such committee.

Name	Audit	Compensation	Enterprise Risk Management	Executive	Nominating/ Corporate Governance	Technology Risk Sub- Committee
Non-Employee Directors:
Thomas A. Beaver	Member		Member	Member	Member
J. Ralph Borneman, Jr.		Chair	Member	Member	Member
Robert L. Byers		Member			Member
Jeffrey P. Feather (1)		Member	Member	Member	Chair
Donna D. Holton (1)			Member		Member	Member
Thomas L. Kennedy (1)	Member	Member			Member
Patricia L. Langiotti	Chair		Member	Member	Member
Christian F. Martin IV (1)	Member	Member
Molly K. Morrison (2)		Member
Natalye Paquin					Member	Chair
R. Chadwick Paul Jr. (1)	Member					Member
Robert E. Rigg	Member					Member
C. Robert Roth	Member		Chair	Member
Wayne R. Weidner (3)				Chair

Employee Director:
Glenn E. Moyer				Member

(1)	Elected to the National Penn Board on February 1, 2008 in accordance with the KNBT Bancorp, Inc. merger agreement.
(2)	Elected to the National Penn Board on April 24, 2007. Ms. Morrison’s term as director will end on the date of the 2009 annual meeting.
(3)	Retired as a National Penn employee on December 28, 2007, continuing as a non-independent director and as National Penn Chairman.
_____________________

During 2008, the various Board Committees met as follows:  Audit – 8 meetings; Compensation – 5 meetings; Enterprise Risk Management – 4 meetings; Executive – 0 meetings; Technology Risk Sub-Committee - 4 meetings and Nominating/Corporate Governance – 4 meetings.  During 2008, all directors attended at least 75% of the meetings of the full Board and the meetings of the committees on which they served.

National Penn directors are expected to attend annual meetings of shareholders and, barring unforeseen circumstances, generally do so.  Last year's annual meeting was attended by all persons serving as National Penn directors at that time.

Director Compensation

The following table sets forth information on compensation of all National Penn directors for the fiscal year ended December 31, 2008, excluding Mr. Moyer, who, as a National Penn employee, was not separately compensated for his service as a director.

	Fees Earned or Paid in Cash	Restricted Stock Awards	Option Awards	Non-Equity Incentive Plan Compensation	Change in Pension Value and Non- Qualified Deferred Compensation Earnings	All Other Compensation	Total
Name	($)	($)	($)	($)	($)	($)	($)
(a)	(b)(2)	(c)(3)	(d)(4)	(e)	(f)(5)	(g)	(h)
Thomas A. Beaver	$65,450	$22,817	$0	$0	$4,341	0	$92,608
J. Ralph Borneman Jr.	45,450	22,817	0	0	17,357	0	85,624
Robert L. Byers	40,950	22,817	0	0	5,879	0	69,646
Jeffrey P. Feather (1)	41,450	19,864	0	0	0	0	61,314
Donna D. Holton (1)	41,450	19,864	0	0	0	0	61,314
Thomas L. Kennedy (1)	43,450	19,864	0	0	0	0	63,314
Patricia L. Langiotti	58,450	22,817	0	0	4,664	0	85,931
Christian F. Martin IV (1)	36,700	19,864	0	0	220	0	56,784
Molly K. Morrison	36,450	22,817	0	0	1,141	0	60,408
Natalye Paquin	37,450	22,817	0	0	112	0	60,379
R. Chadwick Paul Jr. (1)	42,450	19,864	0	0	0	0	62,314
Robert E. Rigg	48,200	22,817	0	0	12,929	0	83,946
C. Robert Roth	51,200	22,817	0	0	0	0	74,017
Wayne R. Weidner	41,950	22,817	0	0	829	0	65,596

(1) Ms. Holton and Messrs. Feather, Kennedy, Martin and Paul were elected as directors on February 1, 2008, the effective date of the merger of
KNBT Bancorp, Inc. with National Penn.

(2) Amounts reported are cash retainers, Board fees, and Board standing and special committee fees. Under the Directors' Fee Plan, each non-employee director may choose to be paid these fees, in lieu of cash, in (a) shares of National Penn common stock, (b) "phantom" National
Penn common stock units, or (c) deferred cash. "Phantom" National Penn common stock units are credited with dividend equivalents (at National
Penn's cash dividend rate) in the form of additional "phantom" common stock units. All "phantom" common stock units are converted to actual shares of National Penn common stock and issued to an individual upon his or her termination of service as a director or attaining age 65. Deferred cash is credited with interest at a money market rate and is paid out to an individual upon his or her termination of service as a director or attaining age 65.

(3) Amounts reported are stock award expense for each individual as recognized by National Penn in its income statement for 2008 under
SFAS No 123(R), and thus include amounts from stock awards in and prior to 2008. The grant date fair value of each stock award made in
2008 to each individual is as follows: Thomas A. Beaver - $27,216; J. Ralph Borneman, Jr. - $27,216; Robert L. Byers - $27,216;
Jeffrey P. Feather - $24,954; Donna D. Holton - $24,954; Thomas L. Kennedy - $24,954; Patricia L. Langiotti - $27,216;
Christian F. Martin IV - $24,954; Molly K. Morrison - $27,216; Natalye Paquin - $27,216; R. Chadwick Paul Jr. - $24,954; Robert E. Rigg - $27,216;
C. Robert Roth - $27,216; and Wayne R. Weidner - $27,216.

As of December 31, 2008, each individual has the following aggregate number of stock awards outstanding (including vested or unvested
"performance-restricted" restricted stock or restricted stock units, and additional restricted stock units): Thomas A. Beaver - 3,864; J. Ralph
Borneman, Jr. - 4,282; Robert L. Byers - 4,282; Jeffrey P. Feather - 1,467; Donna D. Holton - 1,467; Thomas L. Kennedy - 1,467; Patricia L.
Langiotti - 3,864; Christian F. Martin IV - 1,467; Molly K. Morrison - 2,124; Natalye Paquin - 2,381; R. Chadwick Paul Jr. - 1,467;
Robert E. Rigg - 4,210; C. Robert Roth - 3,864; and Wayne R. Weidner - 1,653.

(4) No option expense for these persons was recognized by National Penn in its income statement for 2008 under SFAS 123(R).

As of December 31, 2008, each individual has the following aggregate number of option awards outstanding: Thomas A. Beaver - 0; J. Ralph
Borneman, Jr. - 12,172; Robert L. Byers - 2,652; Jeffrey P. Feather - 33,475; Donna D. Holton - 33,475; Thomas L. Kennedy - 5,665; Patricia L.
Langiotti - 10,268; Christian F. Martin IV - 39,099; Molly K. Morrison - 0; Natalye Paquin - 0; R. Chadwick Paul Jr. - 33,475;
Robert E. Rigg - 4,556; C. Robert Roth - 12,172 and Wayne R. Weidner - 594,147.

(5) Amounts reported are the interest credited in 2008 on deferred cash balances under the Directors' Fee Plan and the fair market value of additional "phantom" common stock units and RSUs credited in 2008 on a "phantom" dividend reinvestment of "phantom" stock unit and RSU balances under the Directors' Fee Plan and the Long-Term Incentive Compensation Plan.

The following table summarizes the compensation arrangements with non-employee directors (Outside Directors) for 2009:

2009 DIRECTOR FEES

NATIONAL PENN BANCSHARES	2009
Outside Directors only
Retainers:  Board members must attend in person or by phone 75% of meetings (Board and Committee Meetings combined) to be paid retainer. Committees include:  Audit, Executive, Compensation, Nominating/Corp. Governance, Director Enterprise Risk Management and Technology Risk Sub-Committee.
Paid Quarterly
Chairperson of Audit Committee
Chairperson of Executive Committee
Chairperson of Compensation Committee
Chairperson of Nominating/Corporate Governance Committee
Chairperson of Directors Risk Management Committee
Chairperson of Technology Risk Sub-Committee
Lead Independent Director
All Other Board Members
$16,200 13,700 13,700 13,700 13,700 12,700 21,200 11,200
Board Meeting Fees (per meeting attended)	$ 1,500
Committee Fees (per meeting attended)
Audit Committee members, including Chairperson
Audit Committee Meeting by Conference Call
Chairperson of Audit Committee also receives fee per phone
   meeting with accountants
Audit Committee Chairperson attendance at Subsidiary Board
   meeting
Audit Committee Member attendance at Executive Disclosure
   Committee meeting
Board Member attendance at ALCO meeting
All Other Committee Members, including Chairperson (Executive,
   Compensation, Nominating/Corp Governance, Risk and
   Technology Risk Sub-Committee)
All Other Committee Phone Meetings
$ 750 750 250 750 750 500 500 500
Director Education	$750 per day (includes travel day)
Strategic Planning Workshops	$1,000 (entire workshop)

NATIONAL PENN BANK	Paid Quarterly
Outside Directors only (per meeting attended)
Board meetings (held quarterly) Phone meeting Travel expense allowance-annual	$1,000 $1,000 $500

DIRECTOR EMERITUS
This retainer covers all meetings attended. Includes Bank and Bancshares Board Meetings and any committee meetings the director emeritus may attend.	$2,000

NATIONAL PENN BANK	2009
ADVISORY BOARDS
Outside directors only
Meeting Fees (per meeting unless otherwise noted)
Berks County Advisory Board
FirstService Bank
HomeTowne Heritage Advisory Board
Nittany Bank
Nittany Advisory - Bellefonte
Nittany Advisory - State College
KNBT Advisory – Northern
KNBT Advisory - Northeastern
$250 250 6,000/yr 18,000/yr 100 100 250 250

NATIONAL PENN INVESTORS TRUST COMPANY
Outside directors only
Retainer for all non-bank board members Meeting Fees (per meeting attended) Chairperson Board Meetings Phone Meetings	$1,000 750 500 500

CHRISTIANA BANK AND TRUST COMPANY
Outside Directors only Meeting Fees (per meeting attended) Board Meetings Audit Committee members, including Chairperson Trust Committee, including Chairperson Travel expense allowance-annual	$1,000 750 500 500

OTHER NATIONAL PENN BANK SUBSIDIARY BOARDS Outside Directors only Board Meeting Fee (per meeting attended)	$ 500

Compensation Committee Report

The Compensation Committee has reviewed with National Penn management the section of this Proxy Statement captioned “Compensation Discussion and Analysis” and recommended to the Board that this section be included in this proxy statement and in National Penn’s Annual Report on Form 10-K for the year ended December 31, 2008.

The Compensation Committee certifies that it has reviewed with National Penn’s senior risk officers National Penn’s senior executive officer incentive compensation arrangements and has made reasonable efforts to ensure that such arrangements do not encourage senior executive officers to take unnecessary and excessive risks that threaten the value of National Penn.

J. Ralph Borneman, Jr., Chair	Thomas L. Kennedy
Robert L. Byers	Christian F. Martin IV
Jeffrey P. Feather	Molly K. Morrison

Compensation Discussion and Analysis

This Compensation Discussion & Analysis, or CD&A, addresses the following areas:

•	The role and responsibilities of the Compensation Committee.
•	Philosophy and objectives of executive compensation.
•	Elements of executive compensation.
•	Executive compensation design and decision-making process.
•	Executive compensation actions and decisions.
This discussion is intended to assist shareholders in understanding and evaluating the information set forth in the sections of this proxy statement captioned “Executive Compensation” and “Potential Payments upon Termination of Employment or a Change in Control.”  These sections provide information about the compensation and benefits provided to National Penn's principal executive officer, principal financial officer and the three other most highly compensated executive officers in 2008.  These persons are President and CEO Glenn E. Moyer, Senior Executive Vice President and COO Scott V. Fainor, Group Executive Vice President and CFO Michael R. Reinhard, and Group Executive Vice Presidents Paul W. McGloin and Bruce G. Kilroy.

National Penn is a participant in the Capital Purchase Program under the U.S. Treasury’s Troubled Asset Relief Program, referred to as the TARP CPP.  As a result, National Penn’s executive compensation program is subject to increased, evolving governmental regulation while U.S. Treasury holds National Penn’s senior preferred stock.  See the section of this CD&A entitled “Participation in U.S. Treasury’s TARP CPP” below.

Compensation Committee

The Board of Directors of National Penn maintains a Compensation Committee, referred to in this CD&A as the Committee, comprised solely of independent directors.  See “Corporate Governance – Director Independence.”  During 2008, the Committee was comprised of six directors – J. Ralph Borneman, Jr. (Chair), Robert L. Byers, Jeffrey P. Feather, Christian F. Martin IV, Thomas L. Kennedy and Molly K. Morrison.

Role of Committee

The Committee operates under a written charter reviewed, updated and approved annually by the Board of Directors.  The charter most recently was reviewed, updated and approved by the Board on December 17, 2008.  This charter is available on National Penn’s website.  To access this document, log on to National Penn's website, www.nationalpennbancshares.com and select "Governance Documents."

The basic responsibilities of the Committee are to:

•
Develop executive compensation philosophy and strategy, including independent research on executive officer compensation; determine appropriate levels of executive compensation, including the mix between fixed and incentive compensation and the mix between short-term and long-term compensation, but without encouraging unnecessary and excessive risk-taking;

•	Develop executive compensation procedures and programs consistent with the approved compensation philosophy and strategy;
•
Recommend for Board approval the compensation of non-employee directors, including appropriate levels of compensation for service on Board committees, as well as boards and committees of National Penn’s subsidiaries;

•	Approve participation, performance measures, and performance parameters for awards under the Long-Term Incentive Compensation Plan and the annual Executive Incentive Plan;
•
Review and approve corporate goals and objectives relevant to CEO compensation; evaluate the CEO’s performance in light of those goals and objectives; and recommend for Board approval the CEO’s compensation level based on this evaluation, as well as a review of competitive market data and consideration of market conditions;

•	Review and recommend for Board approval the compensation of the second most senior executive officer of the Company, after considering the recommendation of the CEO;
•	Review, recommend and/or approve employment, severance and/or change-in-control agreements for Section 16-reporting executive officers;
•
Review and approve promotions for officers at the Executive Vice President level or above, except for the CEO or COO (which promotions are subject to approval by the Board’s independent directors); and

•
Review and determine or ratify Section 16-reporting executive officer compensation, after considering the recommendations of the CEO, including a review of competitive market data and consideration of market conditions.

Committee Meetings

The Committee meets as often as necessary but at least three times per year.  In 2008, the Committee met five times.  The Committee Chair establishes each meeting agenda in consultation with the CEO and other National Penn staff, as appropriate.  In 2008, the Committee met in executive sessions (without management present) as necessary, particularly when administering any aspect of the compensation program for the CEO or COO.

The Committee has authorization to engage outside advisors, including consultants and legal counsel as necessary to properly fulfill its role.  The Committee generally has its outside compensation consultant attend its meetings.  Materials for each meeting are generally provided in advance to Committee members for review.  Materials may include the following:

•	Financial reports relevant to National Penn’s performance, including reports on performance measures used in various compensation plans;
•	Information about National Penn’s strategic objectives and future period budgets;
•	Tally sheets for various executive officers showing all forms of compensation;
•	Background information regarding any proposed changes to any component of executive or non-employee director compensation; and
•	Peer group financial and executive and non-employee director compensation information.

Meeting minutes are presented, with a report by the Committee Chair, to the full Board of Directors at subsequent Board meetings.

Compensation Consultant

The Committee requests, from time to time, proposals from various compensation consulting firms to serve as the Committee’s compensation consultant.  The Committee reviews, selects and hires the consulting firm that it deems best qualified to provide the services sought by the Committee.  Generally, the Committee requests the consultant to provide peer executive and non-employee director compensation data, expertise and advice to the Committee on various matters brought before the Committee.

For 2008, the Committee selected Mosteller & Associates, Inc., a human resource consulting firm, as its compensation consultant.  Mosteller & Associates has served as a compensation consultant for both the Committee and management since 2005.  Under the terms of its engagement, Mosteller & Associates only performed work for National Penn management if it was approved in advance by the Committee Chair and deemed not to be in conflict with the Committee’s responsibilities and Mosteller & Associates’ work for the Committee.  Prior to 2008, other work done by Mosteller & Associates for National Penn generally involved routine human resources assignments with company-wide application.  With the prior approval of the Committee Chair, Mosteller & Associates in 2008 performed various human resource projects relating to the mergers with KNBT Bancorp, Inc., referred to in this CD&A as KNBT, and Christiana Bank & Trust Company, referred to in this CD&A as CB&T.  These projects were completed in 2008.

Due to the increasingly significant number and nature of projects for which management wished to engage Mosteller & Associates, in November 2008 the Committee and Mosteller & Associates agreed, with management’s support, that Mosteller & Associates should confine its consulting activities for National Penn to projects for management, and the Committee should engage a new outside consulting firm as its advisor.  Accordingly, in November 2008, the Committee solicited proposals from various compensation consulting firms to serve as the Committee’s compensation consultant effective May 2009.  Mosteller & Associates advised the Committee on compensation decisions made at year-end 2007 and 2008, and continues to advise the Committee through April 2009.

Role of Executives in Establishing Compensation

The CEO and COO each play a significant role in the compensation design and implementation process for all executive officer positions, excluding their own.  This includes:

•	Making recommendations on performance targets, goals and objectives;
•	Evaluating executive performance;
•	Making recommendations regarding corporate titles, base salaries, annual incentive plan categories, long-term incentive compensation awards, general awards, and employment terms for executives; and
•	Providing background information for Committee meeting agenda items.
In 2008, the CEO and COO generally attended Committee meetings, but were not present during executive sessions of the Committee when matters related to them were being decided.  Periodically, other executive officers and advisors attended Committee meetings, generally to provide reports and information about agenda topics.

Philosophy and Strategy of Executive Compensation

The primary goals of National Penn’s executive compensation program are to:

•	Attract and hire new executive team members, primarily from within the competitive financial services industry;
•	Retain and motivate executives whose knowledge, skills and performance are critical to National Penn’s success;
•	Align the interests of executives and shareholders by motivating and rewarding executives for increases in longer-term shareholder value;
•
Provide a total compensation package for executive officers which is balanced and  competitive in the marketplace, which correlates to the Company’s strategic business plan, and which is structured to appropriately reward superior individual and corporate performance based on financial and strategic performance measures which increase longer-term shareholder value, all without encouraging unnecessary and excessive risk-taking; and

•	Foster a shared commitment and teamwork ethic among executive officers by coordinating company-wide, division and individual goals.
In November 2008, the Committee performed its annual review of National Penn’s executive compensation philosophy and strategy.  Given the Company’s decision at that time to apply for participation in the TARP CPP, the Committee also considered, to the extent known at that time, the executive compensation requirements of TARP CPP participation as part of this review.  For additional information about TARP CPP compliance, see “Participation in U.S. Treasury’s TARP CPP” within this CD&A.

The Committee, on December 2, 2008, approved a statement of its Compensation Philosophy and Strategy for 2009 during its annual review process.  This statement includes the following:

•
As in 2008, a mid-market fixed base pay (base pay target from 90% to 115% of the peer group median), coupled with a mid-range (generally, the 25th to 75th percentile of the peer group) variable pay strategy for 2009;

•	Consideration of comparable peer group salary benchmarks for base pay determinations and peer group performance for variable pay determinations;
•	Board discretion in compensation based on individual performance and unusual business factors and their resulting effect on corporate performance; and
•	In light of National Penn’s participation in the TARP CPP, increased emphasis that all executive compensation arrangements should be designed to discourage unnecessary or excessive risk-taking.

Peer Group for Compensation Comparison

National Penn reviews financial services organizations to select peers for comparison in compensation matters at least annually.  The peer group is reevaluated due to mergers and changes in peer performance, size and geography relative to National Penn.  National Penn’s peer group is comprised of diversified financial services companies, with emphasis on companies with assets in the general range of National Penn’s assets.  After peers are selected, the Committee generally benchmarks executives’ base salaries, annual incentive plan targets and levels, long-term incentive compensation targets and levels, all other compensation, and overall company performance results.  These peer group benchmarks are provided on both a mean and median basis.  The primary financial results of the peer group that are considered include return on equity, return on assets, and longer-term earnings per share growth.  The Committee believes these are not only traditional measures of financial performance in the financial services industry, but also consistent with National Penn’s strategic plan objectives.  This direct peer comparison is the primary benchmarking source.  However, in the interest of overall market awareness, the Committee receives and reviews other publicly available executive compensation information and data throughout the year. While benchmarking is important to the Committee’s analysis of the compensation of our executives, it is not meant to supplant the Committee’s review of National Penn executives’ performance, internal pay equity information and other market information, all of which the Committee believes are necessary when making compensation decisions.  Thus, the Committee has the discretion to set compensation levels that are higher or lower than targeted benchmarks.

In late 2007, the Committee determined that National Penn’s peer group should be reconstituted as a result of National Penn’s increased asset size following completion of the then pending acquisitions of CB&T and KNBT (which acquisitions were completed in January and February 2008, respectively.)  Accordingly, the Committee established a new peer group for comparative purposes, consisting of companies more appropriate in terms of National Penn’s post-merger asset size, expanding geography and complexity.

This peer group consisted of the following financial services companies, with assets ranging from approximately $8 billion to over $16 billion:

Alabama National Bancorporation	Old National Bancorp
BancorpSouth, Inc.	Susquehanna Bancshares, Inc.
First Midwest Bancorp, Inc.	Trustmark Corp.
First Niagara Financial Group, Inc.	Valley National Bancorp
FirstMerit Corporation	Whitney Holding Corporation
FNB Corporation	Wilmington Trust Corp.
Fulton Financial Corp.	Wintrust Financial Corp.
MB Financial, Inc.
In November 2008, the Committee reaffirmed this peer group for use in 2009, with the deletion of Alabama National Bancorporation, which was sold in 2008.

Objectives of Executive Compensation Program

All components of executive compensation are designed to enable National Penn to attract, retain, and motivate high-performing executives who can achieve strong, longer-term financial success for National Penn. Performance measures utilized in setting executive compensation are intended to align award levels with National Penn’s success in achieving annual and longer-term business goals and objectives with total shareholder return.  To this end, National Penn’s compensation package consists of a base pay that is targeted to the mid-market of its peer group and annual and long-term incentive compensation that is targeted to the mid-range of peer group awards.  The Committee determined that this strategy is effective to attract, retain and motivate talented executives with the knowledge and skills necessary to lead National Penn.  Since National Penn’s incentive compensation is tied to the creation of shareholder value, National Penn believes that providing a significant incentive compensation opportunity in real terms and relative to base pay links the interests of its executives directly with the interests of its shareholders.  If National Penn performs well (based on internal objectives, as well as peer group comparison) and longer-term shareholder value increases, award levels would be strong.  If National Penn underperforms, award levels would be low or non-existent.  The Committee intends for executive compensation to tie executives’ financial interests to those of National Penn’s shareholders.

In 2008, the base pay structure for executives was designed and implemented to provide base compensation at mid-market (90% to 115% of peer benchmarks).  Base pay plays a role in attracting and retaining executives and also forms the basis for award calculations under the Executive Incentive Plan, an annual performance-based incentive plan, and for employee benefits under the general benefits program.  Total compensation was also targeted at the mid-range of peer group levels.

The Executive Incentive Plan for 2008 provided potential award levels that vary, based on the level of company performance.  Award levels have been based primarily on total company performance with a modest award pool available for exceptional individual performance.  The measure for company performance for 2005, 2006 and 2007, was growth in earnings per share.  For 2008, growth in earnings per share and merger integration success were the two measures of company performance the Committee established.

An additional component of the Executive Incentive Plan has executive retention as its primary objective.  Each year the Committee determines a percentage of the total Executive Incentive Plan award that must be deferred for five years.  This mandatory deferral award generally vests after the five-year period ends, assuming that the executive is still employed by National Penn.  At that time, the deferred amount, plus interest, is matched by National Penn and paid to the executive officer.

The objective of the Long-Term Incentive Compensation Plan is to reward executives for the long-term positive financial performance of National Penn as measured by increases in total shareholder return.  Historically, National Penn has granted nonqualified stock options to its executive officers as long-term incentive compensation.  Stock options have been granted at the end of the year, taking into account the level of historical grants, the economic value of grants, the individual’s performance in the past year and performance expectations for that individual for the coming year.  A multiple-year vesting cycle has been utilized to encourage a long-term perspective on performance and a commitment to employment at National Penn.  Generally, stock option awards have been made at a market competitive level.  Other types of compensation are available in National Penn’s Long-Term Incentive Compensation Plan, including other equity-based and non-equity based award types, but prior to 2009 these have not been awarded to the most senior executives at National Penn. Overall, the objective of long-term incentive compensation awards is to tie the interests of executive officers directly to increases in shareholder value.

While executive officers are not required to retain all or some portion of shares of National Penn common stock acquired upon the exercise of stock options, they are expected to meet stock ownership guidelines as established by the Board of Directors.  When last measured in December 2008, Messrs. Moyer and Fainor met the guideline applicable to them (three times base salary) as did Messrs. Reinhard, McGloin and Kilroy (two times base salary).  For further information on these guidelines, see the section of this proxy statement captioned “Stock Ownership - Guidelines.”

National Penn also offers supplemental benefits to several executive officers.  These supplemental benefits are intended to be market competitive.  They provide a level of retirement benefit higher than that provided generally under the company-wide benefit program.  The most significant supplemental benefit in effect during 2008 was the supplemental executive retirement plan, or SERP, benefit for Mr. Moyer.  In addition to being market competitive, the objective of this benefit is to restore and supplement the level of retirement benefits provided in National Penn’s defined benefit pension plan and defined contribution 401(k) plan due to limitations under the Internal Revenue Code.

An additional component of the executive relationship with National Penn intended to attract and retain key executive officers is the employment agreement and/or change-in-control agreement.  For the CEO and COO, in addition to being market competitive, a comprehensive employment agreement supports a mutual, long-term commitment between National Penn and the executive, as well as a long-term perspective in the executive’s leadership of National Penn.  It also provides National Penn with non-competition and non-solicitation restrictions on the executive should his employment as CEO or COO terminate under certain conditions.  For the CEO, COO as well as other executive officers, a change-in-control benefit supports retention of key executives during potential merger and acquisition discussions and permits such discussions to take place without distraction due to personal concerns, to the potential betterment of shareholders.

Elements of Executive Compensation

The primary elements of executive compensation at National Penn are:

•	base pay;
•	annual performance-based incentive plan (the Executive Incentive Plan); and
•	a long-term incentive compensation plan (the Long-Term Incentive Compensation Plan).
Additional elements are supplemental benefits, personal benefits and retirement programs.  The objectives of each element are reviewed above.  This section reviews the details of each element.

Base salaries are reviewed annually at year-end by the Committee.  The Committee determines if any base pay changes should be made for executive officers.  In 2008, base pay changes approved by the Committee for the CEO and COO were subject to approval by the Board of Directors in executive session.  Base pay changes for other executive officers took into account the recommendations of the CEO.  Any base pay change is normally determined after considering:

•	the executive’s total itemized compensation for the prior year;
•	the executive’s current base pay position relative to the peer group;
•	the executive’s performance for the prior year;
•	how the executive’s current base pay relates to that for other internal positions as a matter of equity and fairness; and
•	the overall base pay increase budgeted by National Penn for that year.
While there is no specific percentile objective for base pay compared to market levels, base pay for 2008 was intended to be in the mid-market of competitive pay levels.  There are currently no specific salary grades or levels for any executive officer positions, as market data takes the place of a range.

The Executive Incentive Plan provides the opportunity for annual incentives to be awarded to executive officers for one-year performance.  The Committee, with input from the CEO, annually reviews all components of the Plan, including participation, performance measures, award levels and all other administrative features.  At the beginning of the year, the Committee approves design parameters for the upcoming year.  The Plan has three levels of participation, Categories A, B and C, which generally operate as follows:

•
Category A includes only the CEO and the second highest-ranking executive officer (in 2008, the COO) and has the highest award potential.  It is based on company-wide performance only, with an opportunity for the Committee to increase or decrease the award amount based on individual performance.

•
Category B includes the CFO and the other most senior executive officers with company-wide managerial responsibilities.  For Category B participants, approximately 75% of the award opportunity is based on overall corporate performance with the remainder based on individual or functional area performance.

•
Category C includes other National Penn executive officers.  For Category C participants, at target award levels, 60% of the award opportunity is based on overall corporate performance and 40% is based on individual or functional area performance.

National Penn’s performance parameters may be one or more financial or other performance measures established by the Committee and not mandated by the Plan.  In 2008, merger integration success and earning per share were the performance measures used, with slightly more emphasis placed on earnings per share.  In 2004-2007, earning per share was the sole performance measure used.  There are generally three to five performance points in the plan:

•
The minimum performance level is the “Threshold” target.  Below this target, no award to any participant will be made for company performance, unless the Committee were to adjust the target using the Peer Performance Lever.  (The Peer Performance Lever is discussed in the section of this CD&A entitled “Executive Incentive Plan.”)

•
There is an “Optimum” performance level target, which is a stretch target only to be achieved through outstanding performance.  Performance above “Optimum”, however unlikely, may be awarded with additional incentives, which may be at a nominally increasing level.

•
Between “Threshold” and “Optimum” are one or more interim target performance levels.  These may relate to National Penn’s budgeted performance level for the year or represent another level of performance.

Awards are interpolated for any performance level between any target points on the award schedule.  Awards for company performance are fixed percentages of base pay and awards for individual and/or functional area performance are paid from a pool determined by the award schedule for that year.  Awards are generally paid in February after the prior year’s results have been determined.

A final feature of the Executive Incentive Plan is the mandatory deferral award.  Assuming company performance results in awards being made under the plan and that the Committee has determined a mandatory deferral percentage at the beginning of the year, all plan participants receive an additional deferred award equal to the pre-determined percentage of their cash award.  This amount is deferred on the day when the cash award is paid and remains unvested and deferred, subject to forfeiture, until five years after the deferral date.  Interest is credited to the balance at a money market rate.  At the end of the deferral period, the balance in the account is matched by National Penn, and the entire amount is paid to the participant in cash.  There is no partial vesting of this award; the participant must be employed continuously during the entire deferral period.  The only exceptions are for the participant’s death, disability, retirement at age 60 or later, involuntary termination without cause, or a change-in-control of National Penn.  In these situations, the balance is matched, vested, and paid in accordance with the terms of the Executive Incentive Plan.

           The Long-Term Incentive Compensation Plan is the third major component of compensation for senior officers at National Penn.  It provides a variety of long-term compensation vehicles that may be awarded by the Committee.  These vehicles include:

•	stock options, both qualified (those that qualify as incentive stock options under Section 422 of the Internal Revenue Code) and non-qualified;
•	stock appreciation rights;
•	restricted stock grants;
•	restricted stock units; and
•	other types of multiple-year performance programs.
The Committee reviews recommendations from the CEO and COO and the Committee’s compensation consultant and then determines the type or types of awards to be made.  In making this determination, the Committee considers a number of factors including:

•	the number of shares available under the Plan;
•	the economic value of any award compared to awards made in the competitive market;
•	possible dilution to shareholders; and
•	the cost to National Penn of any award.
The Committee also determines all other terms of the awards for any year, including any performance parameters/restrictions, the vesting schedule, participation and the duration of the award.

With respect to the determination of the amount of awards to be granted to individual executive officers, the Committee reviews recommendations from the CEO and COO based on a structured process in which they receive input and recommendations from other senior officers, including individual and business unit performance evaluations, taking into account past option grants, options and shares outstanding, potential dilution, National Penn’s overall financial performance and peer group marketplace data.  The Committee determines the number of shares per participant, exercise price, expiration date and all other provisions of the award on the date of grant.

The Committee’s practice is to make equity incentive compensation awards under this plan using a regular process that includes the following procedures:

•	Awards are only made at in-person or telephonic Committee meetings on fixed meeting dates specified at least two weeks in advance;
•	Awards are made to executive officers at the same meeting as for all other officers who are to receive awards;
•
No Committee meeting will be held for the purpose of making awards in any calendar quarter before the date in that quarter on which National Penn publicly releases its financial results for the prior calendar quarter;

•	If the award is a stock option, it will have an exercise price at least equal to the closing market price of National Penn common stock on the date of grant;
•	All awards will require the affirmative vote of at least a majority of the Committee members; and
•	Executive management will communicate the terms of awards to all recipients as quickly as possible after their approval by the Committee.

Historically, non-qualified stock option grants have been awarded to executive officers.  Most recently, vesting has been established at 20% of the award each year over the first five years, and the expiration date has been established at ten years and one month from grant date.  Other terms of stock option grants have included immediate vesting in the case of a change-in-control of National Penn and accelerated vesting for voluntary termination of employment at age 60 or greater, involuntary termination without cause, disability, or death.  The parameters of each grant under this plan are detailed in an individual agreement with each participant.

The final components of executive compensation are supplemental benefits, personal benefits and retirement programs.

•
Supplemental benefits include a supplemental executive retirement plan benefit for Mr. Moyer.  This benefit is a defined benefit amount structured to pay a percentage (65%) of Mr. Moyer’s final average base salary as a retirement annuity for 15 years after retirement.  This benefit is offset by benefits paid concurrently under National Penn’s defined benefit pension plan.

•	National Penn pays the cost of spousal travel in connection with the attendance of certain executive officers at specified industry events.
•	Retirement programs are provided for National Penn employees generally, consisting of a defined benefit pension plan and a defined contribution 401(k) plan.
Under the Internal Revenue Code, since 1993, compensation to the five most highly compensated executives of public companies in excess of $1 million per person per year has not been tax deductible if it has not been “performance-based.”  As a result of the Company’s participation in the U.S. Treasury’s TARP CPP, compensation to a covered executive, whether or not “performance-based”, is no longer tax deductible if it exceeds $500,000.  The Committee has generally not considered whether compensation paid to its named executive officers would be deductible when setting executive compensation.  The Committee intends to continue basing its executive compensation decisions primarily upon performance achieved, both corporate and individual, while retaining the right to make subjective decisions and to award compensation that may or may not meet all of the Internal Revenue Service’s requirements for deductibility.

Executive Compensation Actions and Decisions

Base Salary Changes

In January 2008, the Committee, in executive session, reviewed Mr. Moyer’s 2007 performance as evaluated by the non-employee directors, and recognized his success in fulfilling his top priority 2007 performance goal of achieving a strategic merger and acquisition transaction (the merger with KNBT) at an acceptable cost.  The Committee also reviewed a tally sheet showing all components of Mr. Moyer’s compensation and external base pay equity information.  The tally sheets used by the Committee present all elements of compensation for our named executive officers, including potential payments under our Executive Incentive Plan and our Long Term Incentive Compensation Plan.  The purpose of these tally sheets is to bring together in one document all of the elements of compensation for our named executive officers so that the Committee can more easily analyze our internal pay equity and whether actual compensation is aligned with our compensation strategy.  The Committee also considered the size and complexity of the National Penn/KNBT/CB&T combined organization (combined as of February 1, 2008) and Mr. Moyer’s critical role and increased responsibility in managing the integration and growth of the combined organization in 2008 and beyond.  Based on a review of these factors, the Committee approved Mr. Moyer’s base salary for 2008 at $540,000, as compared to base pay in 2007 of $395,283.  This new base salary was at the low end of the Committee’s definition of a mid-market fixed base pay strategy.  The 2008 base pay amount for Mr. Moyer was subsequently approved by the Board of Directors in executive session.

Base salary for 2008 for Mr. Fainor was established at $444,945 pursuant to his employment agreement executed in connection with National Penn’s merger with KNBT, which employment agreement was negotiated simultaneously with the negotiation of the merger agreement with KNBT in September 2007.

In December 2007, the Committee also considered base salary adjustments for 2008 for Messrs. Reinhard, McGloin and Kilroy.  The Committee reviewed the performance of each of these executive officers, as evaluated by Mr. Moyer, a tally sheet showing all components of their compensation and internal and external base pay equity information.  The Committee also reviewed market data supplied by its compensation consultant concerning the competitive marketplace for senior executive positions at similarly situated financial services companies based on National Penn’s peer group (see “Peer Group for Compensation Comparison” above.)  Information reviewed included:

•	Details about the companies included in the peer group, including 2006 return on assets and return on equity performance measures for each such company; and
•
A detailed summary compensation table for 2006 total compensation for the five most highly compensated persons in each company in the peer group, plus the results of a competitive position-by-position executive compensation study.

Based on an evaluation of the above information, Mr. Moyer recommended, and the Committee approved, a 2008 base salary of $250,000 for Mr. Reinhard, given his material increase in responsibility in the National Penn/KNBT/CB&T combined organization, and 2008 base salaries of $220,000 and $235,000 for Messrs. Kilroy and McGloin, respectively, representing “market level” salary increases.

In February 2009, the Committee, in executive session, reviewed Mr. Moyer’s performance as evaluated by the non-employee directors, recognizing his success in fulfilling his top priority 2008 performance goal of successfully integrating KNBT into National Penn.  The Committee also reviewed a tally sheet showing all components of Mr. Moyer’s compensation and external base pay equity information.  The Committee also considered Mr. Moyer’s success in managing the integration and growth of the combined National Penn/KNBT/CB&T organization in 2008.  The Committee weighed these considerations against National Penn’s 2008 financial performance, current economic conditions and Mr. Moyer’s recommendation that his base salary be maintained at its current level.  Based on a review of these factors, the Committee approved maintaining Mr. Moyer’s base salary at $540,000.

Also in February 2009, the Committee, in executive session, reviewed Mr. Fainor’s performance as evaluated by Mr. Moyer, recognizing his success in 2008 in managing the Company’s principal banking unit, the merged National Penn Bank/Keystone Nazareth Bank & Trust Company, which merger took effect on February 1, 2008.  The Committee also considered a tally sheet showing all components of Mr. Fainor’s compensation and internal and external base pay equity information.  The Committee weighed these considerations against National Penn’s 2008 financial performance, current economic conditions and Mr. Moyer’s recommendation that Mr. Fainor’s base salary be maintained at its current level.  Mr. Fainor supported Mr. Moyer’s recommendation.  Based on a review of these factors, the Committee approved maintaining Mr. Fainor’s base salary at $444,945.

Mr. Moyer’s base salary is below the Committee’s mid-market fixed base pay strategy.  Mr. Fainor’s base salary is at the high end of the Committee’s mid-market fixed base pay strategy.  The 2009 base pay amounts for Messrs. Moyer and Fainor were subsequently approved by the Board of Directors in executive session.

           The Committee also considered in February 2009 base salary adjustments for 2009 for Messrs. Reinhard, McGloin and Kilroy.  The Committee reviewed the performance of each of these officers, as evaluated by Mr. Moyer, a tally sheet showing all components of their compensation and internal and external pay equity information.  The Committee also received market data supplied by its compensation consultant on the competitive marketplace for senior executive officer positions at similarly situated financial service companies, based on National Penn’s peer group.  Based on National Penn’s 2008 financial performance and current economic conditions, Mr. Moyer recommended maintaining base salary for Messrs. Reinhard, McGloin and Kilroy at 2008 levels.  After considering Mr. Moyer’s recommendations and an evaluation of the foregoing information, the Committee approved the recommended salary amounts.

In approving the named executive officers’ 2009 base salaries, the Committee specifically reserved the right, in its discretion, to review 2009 salary levels again during the second half of 2009.

Executive Incentive Plan

In January 2008, the Committee approved the executive officer awards payable for 2007 under the performance goals and award schedule set by the Committee at the beginning of 2007 under the Executive Incentive Plan.  For each participating executive officer other than Mr. Moyer, the Committee approved a Company Portion award in accordance with the plan’s award schedule, a mandatory deferral award of 10% of the executive officer’s Company Portion award and no discretionary award, except for $2,500 for Mr. Reinhard, as recommended by the CEO.  (Mr. Fainor did not participate in this Plan in 2007, as that Plan year preceded KNBT’s merger with National Penn and Mr. Fainor’s employment by National Penn.)  The Committee approved, in executive session, a Company Portion award for Mr. Moyer per the Plan’s award schedule (entirely based on National Penn’s 2007 diluted earnings per share, referred to in this CD&A as EPS) and a mandatory deferral award of 10% of his Company Portion award.  The award to Mr. Moyer was subsequently approved by the Board in executive session.  All executive officer awards were consistent with the award schedule approved under the Plan in early 2007 for that Plan year.

Also in January 2008, the Committee approved the performance goals and an award schedule for the 2008 plan year.  As described above, the Executive Incentive Plan has three categories of participants: A, B and C.  Company performance goals were established in two parts:  first, a range of EPS goals; and second, six criteria to measure the success of the National Penn/KNBT merger integration effort.  These were intended to reward accomplishments with both short and long term consequences.

The Committee set the target levels for the financial and strategic objectives relating to the Executive Incentive Plan awards and concluded that the relationship between the payments generated at the various levels of achievement and the degree of difficulty of the performance goals was significant and reasonable given the business environment and related factors.

The award schedule for 2008 was based on three factors, the first two being referred to as the “Company Portion” award, and the third being the individual award:

•	EPS results were to be interpolated if achieved within the range between the “Threshold” goal of $1.20 and the “Optimum” goal of $1.44, or if higher.
•	KNBT merger integration success is interpolated from a “Threshold” goal of success in 4 out of 6 integration criteria to an “Optimum” goal of success in 6 out of 6 integration criteria.
•
An individual award based on the respective objectives established for each participant at the beginning of the plan year.  For Category A participants, this incentive can range from -10% to +10% of salary.  For Category B participants, this incentive can range from 0% to 20% with a target of 7%.  For Category C participants, this incentive can range from 0% to 20% with a target of 10%.

There was also a “Peer Performance Lever” that the Compensation Committee could utilize to adjust the Company Portion award performance targets upward or downward, relative to peer performance.

In February 2009, the Committee reviewed Executive Incentive Plan results for 2008 performance.  National Penn achieved EPS performance of $0.42 in 2008, which was below the Threshold level.  The Committee also determined that all of the six KNBT merger integration success criteria were satisfied.  However, because the 2008 award schedule required that the Threshold levels be met for both the EPS and KNBT integration success factors, the Committee determined that no Company Portion awards were earned under the Executive Incentive Plan for 2008.  The Committee also did not approve any individual performance awards for the named executive officers for 2008.

In February 2009, the Committee reviewed financial performance metrics for the Executive Incentive Plan for 2009.  The Committee discussed several options, and approved return on adjusted average assets and National Penn’s success relative to attainment of five key strategic business objectives set forth in National Penn’s strategic plan as the 2009 performance metrics.

Long-Term Incentive Compensation Plan

To better align the level of long-term awards with National Penn’s long-term performance objectives, maintain the level of incentive deemed necessary to retain key employees, maintain employee morale and achieve future business and financial objectives, Mr. Moyer, with the support of the compensation consultant, recommended in February 2009 that the Committee make incentive compensation awards to senior management in a combination of non-qualified stock options and performance-based restricted stock.  Mr. Moyer’s recommendation took into account the value of the stock option awards made in the prior year.  In addition, the Committee recommended awards of service-based restricted stock that would vest in five years to recognize the achievement of KNBT merger integration goals.  Based on the foregoing:

•
Mr.  Moyer recommended non-qualified stock option grants as follows:  Mr. Reinhard – 12,500 options; Mr. McGloin - 8,750 options; and Mr. Kilroy - 8,750 options.  The grants have a five-year, 20% per year vesting schedule and a term of 10 years and one month from the date of grant.  Each option has an exercise price of $6.88 per share, the closing market price of National Penn common stock on the date of grant.

•
Mr. Moyer recommended that shares of performance-based restricted stock be awarded as follows:  Mr. Reinhard - 5,004 shares; Mr. McGloin - 3,504 shares; and Mr. Kilroy - 3,504 shares.  Mr. Moyer and the compensation consultant recommended that the performance restrictions be based on two of National Penn’s strategic objectives, maintaining strong asset quality and improving liability acquisition and costs, as measured over the 2009-2010 two-year period.  These two strategic objectives were selected because they are quantifiable, and award recipients have the ability to impact these two measures.  Each measure would be independent of the other, relate to one-half of the total award, and utilize a range of performance levels from “Threshold” (below which all shares would be forfeited) to “Target” to “Maximum” (at which no shares would be forfeited).  The share numbers set forth above in this paragraph reflect the “Maximum” level award.  In addition, there would be a continued service requirement, beginning at the end of 2010 and continuing through February 15, 2012, on which date any shares earned would vest immediately.

•
Mr. Moyer recommended that shares of service-based restricted stock be awarded as follows: Mr. Reinhard - 2,500 shares; Mr. McGloin - 2,500 shares; and Mr. Kilroy - 2,500 shares.  These awards are subject to a continued service requirement of five years from the date of grant.

To the extent the service requirement for the service-based restricted stock grants were not met, the shares would be forfeited (unless the service requirement was not met due to death, disability, voluntary termination at age 60 or more, involuntary termination not for cause, or a change-in-control).  In the case of the performance-based restricted stock grants:

•
If the performance requirements were met, but the service requirement was not met, the shares would be forfeited (unless the service requirement was not met due to death, disability, voluntary termination at age 60 or more, involuntary termination not for cause or a change-in-control).

•	If the service requirement was met, but the performance requirements were not met, the shares would be forfeited (unless the performance requirements were not met due to a change-in-control).

•
If neither the service requirements nor the performance requirements were met, the shares would be forfeited (unless the service requirement was not met due to death, disability, voluntary termination at age 60 or more, involuntary termination not for cause or a change-in-control and the performance requirements were not met due to a change-in-control).

The Committee approved these awards as recommended.  However, the stock options will not become exercisable (and the restricted shares will remain unvested) until the U.S. Treasury no longer owns National Penn’s senior preferred stock.  Moreover, the stock options are subject to forfeiture should National Penn or the Committee later conclude that these awards are prohibited by the American Recovery and Reinvestment Act of 2009, or the Recovery Act, or the rules or guidance issued by the U.S. Treasury implementing the Recovery Act.  See “Participation in U.S. Treasury’s TARP CPP.”

Also, in February 2009, the Committee discussed, in executive session, the long-term incentive compensation awards to be made to Messrs. Moyer and Fainor.  The Committee discussed incentive compensation grants for Mr. Moyer in prior years, the Company’s financial performance for 2008 relative to its peers and the approach taken for other executive officers as discussed above.  In Mr. Fainor’s case, the Committee also considered Mr. Moyer’s recommendation as to his award levels.  Based on these factors, the Committee approved an award to Mr. Moyer of options for 30,000 shares, 12,000 shares of “performance-restricted” restricted stock (the Maximum level award) and 8,500 shares of “service-based” restricted stock and an award to Mr. Fainor of options for 20,000 shares, 8,004 shares of “performance-restricted” restricted stock (the Maximum level award) and 7,000 shares of “service-based” restricted stock.  The terms of the stock options and restricted stock awarded to Messrs. Moyer and Fainor were the same as those awarded to the other three named executive officers as described above, including the forfeiture provisions.

Participation in U.S. Treasury’s TARP CPP

In December 2008, National Penn issued $150 million of senior preferred stock, and related common stock purchase warrants, to the U.S. Treasury under the TARP CPP.  Certain rules issued by the U.S. Treasury and certain provisions of the Recovery Act require TARP CPP participants, including National Penn, to adopt standards for executive compensation and corporate governance for the period during which the U.S. Treasury holds the TARP CPP participant’s senior preferred stock.  Under these standards:

•	the amount of bonus and incentive compensation that may be paid each year is limited,

•	incentive compensation must not be designed to encourage executives to take excessive risks or to manipulate earnings,

•	bonuses and incentive compensation based on materially inaccurate financial statements must be returned,

•	golden parachute payments are prohibited, and

•	certain federal income tax deductions are limited.

These restrictions generally apply to National Penn’s chief executive officer, chief financial officer, and the next three most highly compensated executive officers but, in some instances, apply to a larger group of National Penn executives.  In addition, National Penn is required under the Recovery Act to hold a non-binding “say-on-pay” shareholder vote to approve the compensation of their executives.  See the section of this proxy statement entitled “Proposal 4 – Advisory Vote on Executive Officer Compensation.”  The Recovery Act has changed several of the executive compensation rules previously issued by the U.S. Treasury for TARP CPP participants, and requires the U.S. Treasury and the Securities and Exchange Commission to issue new rules or other guidance implementing the executive compensation provisions of the Recovery Act.  Until additional guidance becomes available, it remains unclear how National Penn should implement many of the U.S. Treasury's and the Recovery Act’s executive compensation restrictions.  As a result of these changes in law, it is equally uncertain that National Penn’s executive compensation program, as required to be modified by the Recovery Act and related rules, can achieve the goals and objectives it was designed to achieve.  National Penn and the Committee are monitoring developments in these rules to ensure that National Penn remains in compliance with the Recovery Act and the U.S. Treasury’s executive compensation rules for TARP CPP participants.

Additionally, under the Recovery Act and the current rules governing the TARP CPP, the Committee undertook, together with National Penn’s most senior risk management officers, within 90 days of the closing National Penn’s participation in the TARP CPP, a review of all incentive compensation arrangements for Messrs. Moyer, Fainor, Reinhard, McGloin and Kilroy, as well as three other senior executive officers, referred to collectively in this CD&A as the SEOs.  The purpose of this review was to determine if any of these arrangements encourage any of these officers to take unnecessary and excessive risks that threaten the value of National Penn or to manipulate earnings.  After review, the Committee concluded in February 2009 that current arrangements do not present such risks.  In its Compensation Committee Report, the Committee has certified that it completed this review as required by the rules governing the TARP CPP.

As noted above, the Recovery Act limits the amount and types of incentive compensation that TARP CPP participants, including National Penn, can pay executives while U.S. Treasury holds the participant’s senior preferred stock.  At the time the Committee made the stock option and restricted stock awards under National Penn’s Long-Term Incentive Compensation Plan described above, the U.S. Treasury had not yet issued the expected guidance implementing the Recovery Act’s incentive compensation restrictions.  Therefore, the Committee determined that those stock options would not become exercisable (and the restricted shares would remain unvested) until the U.S. Treasury no longer owns National Penn’s senior preferred stock.  Moreover, the stock options would be subject to forfeiture should National Penn or the Committee later conclude that these awards are prohibited by the Recovery Act or the rules or guidance issued by the U.S. Treasury implementing the Recovery Act.

Changes in Executive Compensation Arrangements

In December 2008, National Penn and Mr. Moyer entered into an amendment to his employment agreement to change the vesting schedule and forfeiture provision of Mr. Moyer’s SERP benefit included in his employment agreement.  Prior to the amendment, the SERP benefit vested pro rata over a 21-year period through Mr. Moyer’s 65th birthday.  As amended, the SERP benefit will vest pro-rata over the 16-year period ending on Mr. Moyer’s 60th birthday.  Prior to the amendment, the SERP was subject to forfeiture if Mr. Moyer voluntarily terminated employment prior to age 58.  The amendment provides that the SERP is forfeited if Mr. Moyer voluntarily terminates employment prior to age 60.  Except as discussed below, no other changes were made to the employment agreement.  These changes were approved by the full Board of Directors in executive session in November 2008, and the amendment was approved by the Compensation Committee, under delegated authority, in December 2008.

In addition, each of the TARP CPP SEOs entered into an agreement with National Penn in December 2008, to implement the “clawback” and “parachute restriction” requirements of the TARP CPP.  These provisions provide for the forfeiture of any bonus or incentive compensation paid to any of these persons if it is based on statements of earnings or other criteria that are later proven to be materially inaccurate, and limit any severance paid to any of these persons due to a change in control, involuntary termination of employment, or bankruptcy, in excess of 2.99 times the average of the individual’s compensation over the past five years.  These agreements will remain in effect for so long as the U.S. Treasury retains ownership of any of the securities issued to it by National Penn under the TARP CPP.  These arrangements were approved by the full Board in November 2008, and the agreements were approved by the Compensation Committee, under delegated authority, in December 2008.

Summary

The Committee believes that National Penn’s executive compensation program is well balanced among the several components, with performance measures which support National Penn’s goals, objectives and strategies.  The level of awards in the incentive components are competitive in the marketplace and the other elements of the executive’s compensation relationship with National Penn, such as an employment agreement or change-in-control agreements, are structured to be mutually beneficial to National Penn’s shareholders and to the respective executives.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table summarizes total compensation for National Penn’s Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers in 2008.

SUMMARY COMPENSATION TABLE
(For fiscal year ended December 31, 2008)

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Non-Qualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)(2)	(d)	(e)(3)	(f)(4)	(g)(5)	(h)(6)	(i)(7)	(j)
Glenn E. Moyer	2008	540,000	0	0	206,204	0	806,884	71,463	1,624,552
President & Chief	2007	395,283	0	0	225,864	106,529	241,359	65,457	1,034,492
Executive Officer; also	2006	324,480	0	0	226,724	133,883	157,430	54,140	896,657
Chairman of National
Penn Bank
Scott V. Fainor (1)	2008	402,170	0	0	0	0	1,062	12,764	415,996
Senior Executive Vice
President & Chief
Operating Officer; President and Chief Executive Officer
of National Penn Bank
Michael R. Reinhard	2008	218,984	0	0	55,359	0	43,022	32,515	349,880
Group Executive Vice	2007	173,514	0	0	60,233	36,762	49,526	21,829	341,864
President & Chief	2006	167,102	0	0	54,625	36,849	24,667	20,381	312,836
Financial Officer
Paul W. McGloin	2008	232,047	0	0	54,654	0	29,186	40,690	356,577
Group Executive	2007	214,800	0	0	60,407	36,570	31,151	29,717	372,645
Vice President	2006	198,206	0	0	64,015	53,182	16,177	21,561	353,141
Bruce G. Kilroy	2008	219,208	0	0	53,962	0	30,724	42,250	346,144
Group Executive	2007	213,921	0	0	59,153	39,280	37,873	38,944	389,171
Vice President	2006	198,422	0	0	64,272	53,612	22,844	43,846	382,996

(1) Mr. Fainor became an executive officer of National Penn on February 1, 2008, the effective date of the merger of KNBT Bancorp, Inc. with National Penn.

(2) Amounts reported do not include automobile and telephone allowances furnished by National Penn to facilitate job performance. While these amounts are included in each individual's taxable income because they have an inherent personal use component, they are reported in this table under the column captioned "All Other Compensation."

(3) National Penn incurred no expense on its income statements for stock awards to these individuals, under SFAS No. 123(R).

(4) Amounts reported are stock option expense for historical awards for each individual recognized by National Penn in its income statements for each period under SFAS No. 123(R).  No stock options were awarded in 2008.

(5) Amounts reported are total awards for each individual for each period under the Executive Incentive Plan. Components of these awards are as follows:

			Individual or
Name	Year	Company-Wide Financial	Business Unit Financial	10% Mandatory
(a)	(b)	Performance	Performance	Deferral Award	Total Award
Glenn E. Moyer	2008	$ 0	$ 0	$ 0	$ 0
	2007	96,845	0	9,684	106,529
	2006	121,712	0	12,171	133,883
Scott V. Fainor	2008	$ 0	$ 0	$ 0	$ 0
Michael R. Reinhard	2008	$ 0	$ 0	$ 0	$ 0
	2007	24,736	8,684	3,342	36,762
	2006	33,499	8,375	4,187	46,061
Paul W. McGloin	2008	$ 0	$ 0	$ 0	$ 0
	2007	30,212	7,402	3,761	41,375
	2006	39,467	8,880	4,835	53,182
Bruce G. Kilroy	2008	$ 0	$ 0	$ 0	$ 0
	2007	28,682	7,027	3,571	39,280
	2006	39,376	9,362	4,874	53,612

(6) Earnings on deferred compensation were computed at a market rate and are reported for 2008 in the table captioned "Non-Qualified Deferred Compensation."  Amounts reported are the increase in the present value of the accumulated benefit for each individual under National Penn's defined benefit pension plan, and under a supplemental executive retirement plan (SERP) for Mr. Moyer, as follows:

Name	Year	Defined Benefit Pension Plan	SERP	Total
Glenn E. Moyer	2008	$ 28,328	$ 778,556	$ 806,884
	2007	32,777	192,918	225,695
	2006	21,592	135,838	157,430
Scott V. Fainor	2008	$ 1,062	N/A	$ 1,062
Michael R. Reinhard	2008	$ 43,022	N/A	$ 43,022
	2007	49,526	N/A	49,526
	2006	24,667	N/A	24,667
Paul W. McGloin	2008	$ 29,186	N/A	$ 29,186
	2007	31,151	N/A	31,151
	2006	16,177	N/A	16,177
Bruce G. Kilroy	2008	$ 30,724	N/A	$ 30,724
	2007	37,873	N/A	37,873
	2006	22,844	N/A	22,844

(7) Amounts reported for each individual are as follows:

Name	Year	Company "Match" for 401(k) Plan	Imputed Value of Life Insurance Benefits	Automobile and Telephone Allowances	Company "Match" in Payout of Previous Mandatory Deferral Amounts	Reimburse- ment for Country Club Dues and Assessments	Spousal Travel	Total
Glenn E. Moyer	2008	$ 7,875	$ 2,070	$ 12,729	$ 47,758	$ 0	$ 1,030	$ 71,462
	2007	7,950	1,348	12,600	42,212	0	1,347	65,457
	2006	7,500	889	12,000	26,551	7,200	0	54,140
Scott V. Fainor	2008	N/A	$ 421	$ 11,271	N/A	$ 0	$ 1,072	$ 12,764
Michael R. Reinhard	2008	$ 6,120	$ 513	$ 7,777	$ 18,105	$ 0	$ 0	$ 32,515
	2007	5,641	325	360	15,503	0	0	21,829
	2006	5,940	257	360	13,824	0	0	20,381
Paul W. McGloin	2008	$ 7,821	$ 1,851	$ 8,714	$ 22,304	$ 0	$ 0	$ 40,690
	2007	7,094	2,020	8,529	12,083	0	0	29,726
	2006	5,725	1,316	8,520	0	6,000	0	21,561
Bruce G. Kilroy	2008	$ 7,776	$ 936	$ 8,940	$ 23,349	$ 0	$ 1,249	$ 42,250
	2007	7,105	788	8,520	21,599	0	933	38,945
	2006	5,752	624	8,520	20,438	7,500	1,012	43,846

(a) National Penn reimbursed certain officers for country club dues and assessments in 2006, when club memberships were maintained and principally used for business entertainment.  This reimbursement was discontinued in 2007.

(b)  National Penn’s policy is to pay the travel cost for spouses of certain executive officers to attend certain specific industry events.

Grants of Plan-Based Awards Table

The following table shows information about grants for 2008 of plan-based awards to Messrs. Moyer, Fainor, Reinhard, McGloin and Kilroy.

GRANTS OF PLAN-BASED AWARDS
(For fiscal year ended December 31, 2008)
Name (a)	Grant Date (b)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Estimated Future Payments Under Equity Incentive Plan Awards			All Other Stock Awards: No. of Shares of Stock or Units (#) (i)(2)	All Other Option Awards: No. of Securities Underlying Options (#) (j)(3)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards ($) (l)(4)
		Threshold ($) (c)	Target ($) (d)	Maximum ($) (e)	Threshold ($) (f)	Target ($) (g)	Maximum ($) (h)

Glenn E. Moyer	1/23/08	81,000	270,001	405,001	0	0	0	20,500	30,000	6.88	27,300

Scott V. Fainor	1/23/08	66,743	222,477	333,715	0	0	0	15,004	20,000	6.88	18,200

Michael R. Reinhard	1/23/08	25,000	62,500	100,001	0	0	0	7,504	2,500	6.88	11,375

Paul W. McGloin	1/23/08	23,500	58,750	94,000	0	0	0	6,004	8,750	6.88	7,963

Bruce G. Kilroy	1/23/08	22,000	55,000	88,001	0	0	0	6,004	8,750	6.88	7,963

(1)  Amounts reported are the following percentages of base salary in 2008, based solely on achievement of National Penn’s company-wide financial performance goals for 2008.  These goals were established by the Compensation Committee under National Penn’s Executive Incentive Plan in January 2008: Messrs. Moyer and Fainor – 15.00%, 50.00%, and 75.00%, respectively; Messrs. Reinhard, McGloin and Kilroy – 10.00%, 25.00% and 40.00%, respectively.

Additional amounts up to 10% of base salary could be awarded to Messrs. Moyer and Fainor based on the Compensation Committee’s subjective assessment of individual performance in 2008.  Additional amounts up to 20% of base salary could be awarded to Messrs. Reinhard, McGloin and Kilroy based on the Compensation Committee’s subjective assessment of individual or business unit performance in 2008.  These amounts also do not include additional amounts subject to mandatory deferral under the Executive Incentive Plan (10% of the individual’s award at “Threshold” performance, up to 33.00% of the individual’s award at “Maximum” performance).

None of these awards were actually paid in January 2009 for 2008 performance because the threshold performance level was not achieved.  For further information on the Executive Incentive Plan, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

(2) On February 23, 2009, performance-based restricted stock and service-based restricted stock awards were made as follows (respectively) : Mr. Moyer – 12,000 and 8,500; Mr. Fainor – 8,004 and 7,000; Mr. Reinhard – 5,004 and 2,500; Messrs McGloin and Kilroy – 3,504 and 2,500 each.  For information on the performance and service terms and conditions of these awards, see the “Compensation Discussion and Analysis” section of this Proxy Statement.

(3)  No options were awarded in 2008.  These options were awarded on February 23, 2009.  Each option becomes exercisable, if the holder remains an employee after the grant date, at 20% per year on the first through fifth anniversary dates of the grant.  All options are non-qualified stock options.  Each option is transferable under specified conditions.

National Penn's stock compensation plan provides that all options must be granted with an exercise price that equals or exceeds the closing market price of the stock on the date of grant.

If the optionee terminates employment voluntarily other than for retirement at age 60 or later, the non-vested portion of any option will lapse immediately and the unexercised vested portion of any option will lapse no later than 3 months after termination of employment.  If employment terminates voluntarily at age 60 or later, or upon disability or death or involuntarily but not for “cause”, or if there is a change-in-control of National Penn, the nonvested portion of any option will vest immediately and the option, to the extent remaining unexercised, will lapse no later than 5 years after termination of employment.  If employment terminates for "cause," all unexercised options lapse immediately.

(4)  Based upon the Black-Scholes option valuation model, which estimates the present dollar value of National Penn's common stock options to be $0.91 per share under option.  The actual value, if any, that may be realized will depend on the excess of the stock price over the exercise price on the date the option is exercised.  Therefore, there is no assurance the value realized will be at or near the value estimated by the Black-Scholes model.  The assumptions underlying the Black-Scholes model include: (a) an expected volatility of 40.60%; (b) a risk-free rate of return of 3.32%, which equals the zero-coupon Treasury rate for bonds approximating the expected term of the option as of its grant date; (c) National Penn's average common shares dividend yield of 9.88% on the grant date; (d) an expected term of 7.93 years; and (e) an expected turnover of 0.69%.

Outstanding Equity Awards at Year-End Table

The following table shows information on outstanding equity awards (consisting entirely of non-qualified stock options) as of December 31, 2008 held by Messrs. Moyer, Fainor, Reinhard, McGloin and Kilroy.

Outstanding Equity Awards at Fiscal Year-End
As of December 31, 2008
Option Awards							Stock Awards
(a) Name	(b) No. of Securities Underlying Unexercised Options Exercisable (#)	(c) No. of Securities Underlying Unexercised Options Unexercisable (#)		(d) Equity Incentive Plan Awards: No. of Securities Underlying Unexercised Unearned Options (#)	(e) Option Exercise Price ($)	(f) Option Expiration Date	(g) No. of Shares or Units of Stock That Have Not Vested (#)	(h) Market Value of Shares or Units of Stock That Have Not Vested ($)	(i) Equity Incentive Plan Awards: No. of Unearned Shares, Units or Other Rights That Have Not Vested (#)	(j) Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)

Glenn E. Moyer	14,529	-		-	12.8172	1/1/2010	-	-	-	-
	19,766	-		-	10.7311	1/7/2011	-	-	-	-
	47,062	-		-	12.9782	1/6/2012	-	-	-	-
	57,569	-		-	14.626	1/3/2013	-	-	-	-
	57,372	-		-	19.5155	1/2/2014	-	-	-	-
	37,132	9,283	(1)	-	21.4927	1/2/2015	-	-	-	-
	23,870	15,914	(2)	-	19.4457	1/1/2016	-	-	-	-
	19,570	29,355	(3)	-	19.9709	1/4/2017	-	-	-	-
	13,000	52,000	(4)	-	15.13	1/3/2018	-	-	-	-

Scott V. Fainor (6)	49,934	-		-	16.02	5/6/2014	-	-	-	-
	5,150	-		-	15.38	1/24/2015	-	-	-	-
	207,565	-		-	16.02	5/6/2014	-	-	-	-
	36,050	-		-	15.38	1/24/2015	-	-	-	-
	15,450	-		-	16.08	1/23/2016	-	-	-	-
	10,300	-		-	15.92	1/26/2017	-	-	-	-
										-
Michael R. Reinhard	11,415	-		-	12.8172	1/1/2010	-	-	-	-
	11,859	-		-	10.7311	1/7/2011	-	-	-	-
	13,180	-		-	12.9782	1/6/2012	-	-	-	-
	13,707	-		-	14.626	1/3/2013	-	-	-	-
	15,748	-		-	19.5155	1/2/2014	-	-	-	-
	10,608	2,653	(1)	-	21.4927	1/2/2015	-	-	-	-
	7,002	4,668	(2)	-	19.4457	1/1/2016	-	-	-	-
	4,944	7,416	(3)	-	19.9709	1/4/2017	-	-	-	-
	3,500	14,000	(4)	-	15.13	1/3/2018	-	-	-	-

Paul W. McGloin	9,413	-		-	12.9782	1/6/2012	-	-	-	-
	15,534	-		-	14.626	1/3/2013	-	-	-	-
	15,748	-		-	19.5155	1/2/2014	-	-	-	-
	10,608	2,653	(1)	-	21.4927	1/2/2015	-	-	-	-
	7,002	4,668	(2)	-	19.4457	1/1/2016	-	-	-	-
	4,944	7,416	(3)	-	19.9709	1/4/2017	-	-	-	-
	3,400	13,600	(4)	-	15.13	1/3/2018	-	-	-	-
										-
Bruce G. Kilroy	14,529	-		-	12.8172	1/1/2010	-	-	-	-
	14,825	-		-	10.7311	1/7/2011	-	-	-	-
	15,060	-		-	12.9782	1/6/2012	-	-	-	-
	15,534	-		-	14.626	1/3/2013	-	-	-	-
	15,748	-		-	19.5155	1/2/2014	-	-	-	-
	10,608	2,653	(1)	-	21.4927	1/2/2015	-	-	-	-
	7,002	4,668	(2)	-	19.4457	1/1/2016	-	-	-	-
	4,738	7,107	(3)	-	19.9709	1/4/2017	-	-	-	-
	3,400	13,600	(4)	-	15.13	1/3/2018	-	-	-

(1) Stock options vest at the rate of 20% per year, with vesting dates of 12/2/05, 12/2/06, 12/2/07, 12/2/08 and 12/2/09.

(2) Stock options vest at the rate of 20% per year, with vesting dates of 12/1/06, 12/1/07, 12/1/08, 12/1/09 and 12/1/10.

(3) Stock options vest at the rate of 20% per year, with vesting dates of 12/4/07, 12/4/08, 12/4/09, 12/4/10 and 12/4/11.

(4) Stock options vest at the rate of 20% per year, with vesting dates of 12/3/08, 12/3/09, 12/3/10, 12/3/11 and 12/3/12.

(5) No stock awards were outstanding for any of these persons as of December 31, 2008.  For information on stock awards made to these persons in February 2009, see the “Grants of Plan-Based Awards” Table on page 34.

(6) All stock options outstanding at December 31, 2008 held by Mr. Fainor were issued in substitution for KNBT Bancorp, Inc. stock options, in accordance with the merger agreement dated September 6, 2007 between KNBT Bancorp, Inc. and National Penn.

Options Exercised and Stock Vested Table

The following table shows information about option exercises and stock awards vested during 2008 for Messrs. Moyer, Fairnor, Reinhard, McGloin and Kilroy.

OPTIONS EXERCISED AND STOCK VESTED
(For fiscal year ended December 31, 2008)

	Option Awards		Stock Awards
	No. of Shares Acquired on Exercise	Value Realized on Exercise	No. of Shares Acquired on Vesting	Value Realized on Vesting
Name	(#)	($)	(#)	($)
(a)	(b)	(c) (1)	(d) (2)	(e)

Glenn E. Moyer	31,656	185,954	-	-
Scott V. Fainor	295,268	2,907,244	-	-
Michael R. Reinhard	11,415	12,184	-	-
Paul W. McGloin	-	-	-	-
Bruce G. Kilroy	14,529	14,714	-	-

(1)	Represents the total market value of the underlying common shares on the date of exercise minus the total exercise price for the options exercised.

(2)	No stock awards have been made to any of these persons prior to the awards made in February 2009. For information on those awards, see the "Grants of Plan-Based Awards" table on page 34.

Pension Benefits Table

The following table shows information on pension and supplemental non-qualified retirement benefits for Messrs. Moyer, Fainor, Reinhard, McGloin and Kilroy.

PENSION BENEFITS
(For fiscal year ended December 31, 2008)

		No. of Years Credited Service	Present Value of Accumulated Benefit	Payments During Last Fiscal Year
Name	Plan Name	(#)	($)	($)
(a)	(b)	(c)	(d)	(e)

Glenn E. Moyer	Supplemental Executive Retirement Plan (1)	13	1,725,680	0
	Defined Benefit Pension Plan (2)	10	172,585	0

Scott V. Fainor	Defined Benefit Pension Plan (2)	0.5	1,062	0

Michael R. Reinhard	Defined Benefit Pension Plan (2)	29.7	250,312	0

Paul W. McGloin	Defined Benefit Pension Plan (2)	7.8	131,906	0

Bruce G. Kilroy	Defined Benefit Pension Plan (2)	11.9	194,670	0

(1)  Mr. Moyer has a supplemental executive retirement plan (SERP) benefit as part of his employment agreement with National Penn.  The SERP provides for a retirement annuity for 15 years up to 65% of his final average base salary, depending on the number of years served.  When Mr. Moyer reaches age 60, the SERP will become fully vested (after 16 years of credited service).  As of December 31, 2008, Mr. Moyer is 13/16 vested in his SERP benefit.  Depending on the circumstances of his termination, Mr. Moyer's SERP benefit may be accelerated in its vesting or be terminated.  See "Potential Payments upon Termination of Employment or Change In Control."  Concurrent payments to Mr. Moyer under National Penn's defined benefit pension plan would be credited toward the SERP payments.  Mr. Moyer's employment agreement provides that deferred benefit pension plan payments and SERP payments must commence at the same time.

(2)  National Penn has a non-contributory, defined benefit pension plan generally covering employees of National Penn and its subsidiaries who have reached 20½ years of age and completed 1,000 hours of service.  The plan provides retirement benefits under pension trust agreements.  The benefits are based on years of service and the employee's compensation during the highest five consecutive years during the last ten consecutive years of employment.  Effective April 1, 2006, National Penn amended the defined benefit pension plan to substitute a formula capping the maximum participating salary at $50,000.  Prior to the April 1, 2006 amendment, salary considered in determining a participant's benefit was capped at $210,000 under applicable provisions of the Internal Revenue Code.

Non-Qualified Deferred Compensation Table

The following table shows information on non-qualified deferred compensation in 2008 for Messrs. Moyer, Fainor, Reinhard, McGloin and Kilroy.

NON-QUALIFIED DEFERRED COMPENSATION (1)
(For fiscal year ended December 31, 2008)

	Executive Contributions in Last FY	Registrant Contributions in Last FY	Aggregate Earnings in Last FY	Aggregate Withdrawals/ Distributions	Aggregate Balance at Last FYE
Name	($)	($)	($)	($)	($)
(a)	(b) (2)(4)	(c) (3)(4)	(d) (5)	(e) (6)	(f) (7)
Glenn E. Moyer	0	9,684	3,297	42,616	196,197
Scott V. Fainor (8)	0	0	0	0	0
Michael R. Reinhard	0	3,342	1,104	16,155	65,692
Paul W. McGloin	0	3,761	1,727	19,903	102,811
Bruce G. Kilroy	0	3,571	3,986	20,835	237,233

(1)
National Penn's Executive Incentive Plan is the only means available to executive officers to defer compensation other than National Penn's Capital Accumulation Plan, a defined contribution 401(k) plan.  For information on the Executive Incentive Plan, see the "Compensation Discussion and Analysis" section of this Proxy Statement.

(2)
Any percentage of an individual's incentive compensation award payable in cash is subject to deferral at the election of the individual.  No deferred elections were made in 2008.  No other compensation is subject to potential deferral by an individual.

(3)
Amounts reported are the five-year mandatory deferrals of incentive compensation awards for 2007 under the Executive Incentive Plan.  These amounts were equal to 10% of the total cash incentive compensation awards for 2007 under that Plan.

(4)
For Messrs. Moyer, Reinhard, McGloin and Kilroy, who were covered by the Summary Compensation Table in the proxy statement for the 2008 annual meeting of shareholders, these amounts were included in the "Non-Equity Incentive Plan Compensation" amounts reported for them in that table.

(5)
Amounts reported are interest amounts credited to deferred compensation account balances during 2008.  Interest was accrued at a money market rate, adjusted quarterly by National Penn, equal to the average of the money market rates offered by three major investment banking companies.  During 2008, the annual interest rate was as follows:  1st quarter - 2.38%; 2nd quarter - 1.50%; 3rd quarter - 1.45%; and 4th quarter - 1.45%.

(6)
Amounts reported are the amounts of deferred compensation, plus accrued interest, paid out in January 2008 under the Executive Incentive Plan for Plan year 2002.  When paid out, these amounts were "matched" 100% by National Penn.

(7)
Amounts reported include the following amounts previously reported in the Summary Compensation Tables in proxy statements for prior years or reportable in such tables if the individual had been covered by them; Mr. Moyer -- $175,276; Mr. Reinhard -- $58,740;  Mr. McGloin -- $69,671; and Mr. Kilroy --  $70,550.

(8)	Mr. Fainor became an executive officer of National Penn on February 1, 2008, the effective date of the merger of KNBT Bancorp, Inc. with National Penn.

Employment, Change-in-Control and Other Agreements

As discussed above, National Penn has received funds under the TARP CPP program.  As a TARP CPP participant, National Penn is subject to certain executive compensation limitations set forth in the Emergency Economic Stabilization Act of 2008 (the "EESA"), the Recovery Act and the U.S. Treasury rules implementing these laws.  Certain of the compensation limitations of the EESA and the Recovery Act may reduce the amount of compensation our executives can receive upon their separation from National Penn and may prohibit National Penn from fulfilling certain of its obligations under the agreements described below.  For more information, see "Compensation Discussion and Analysis -- Participation in U.S. Treasury's TARP CPP" and the introductory paragraphs under "Potential Payments Upon Termination of Employment or a Change-In-Control."

Glenn E. Moyer.  Glenn E. Moyer, President and Chief Executive Officer of National Penn and Chairman of National Penn Bank, has an employment agreement with National Penn and National Penn Bank.  This agreement supersedes a 1999 agreement that provided Mr. Moyer with a "change-in-control" benefit.

The employment agreement provides for Mr. Moyer to continue service in his current executive position.  The current term of the agreement is for 3 years from December 18, 2008 through December 17, 2011, with automatic 1-year extensions unless the agreement is terminated.  Such automatic extensions will cease in the year Mr. Moyer reaches the age of 62.

Mr. Moyer's annual base compensation under the agreement is $540,000.  Mr. Moyer is eligible for annual merit salary increases, is entitled to participate in National Penn's Executive Incentive Plan, and is eligible for long-term incentive compensations awards. He is also entitled to participate in all health insurance and benefit plans, group insurance, pension or profit sharing plans or other plans providing benefits to National Penn employees generally.  Mr. Moyer is also entitled to life insurance coverage and long-term disability insurance coverage paid for by National Penn and the receipt of an automobile allowance of at least $1,000 per month.

The employment agreement also provides Mr. Moyer with a supplemental executive retirement plan (SERP) benefit.  This is a retirement annuity for 15 years for up to 65% of his final average base salary, depending on the number of years he serves.  In December 2008, National Penn and Mr. Moyer entered into an amendment to his employment agreement to change the vesting schedule and forfeiture provision of Mr. Moyer’s SERP.  Prior to the amendment, the SERP benefit vested pro rata over a 21-year period through Mr. Moyer’s 65th birthday.  As amended, the SERP benefit will vest pro-rata over the 16-year period ending on Mr. Moyer’s 60th birthday.  Prior to the amendment, the SERP was subject to forfeiture if Mr. Moyer voluntarily terminated employment prior to age 58.  As amended, the SERP is forfeited if Mr. Moyer voluntarily terminates employment prior to age 60.  Payments due to Mr. Moyer under National Penn's pension plan will be credited toward the annuity payments.

Mr. Moyer's employment agreement also contains a "change-in-control" benefit.  This benefit is exercisable by Mr. Moyer at any time within 3 years after a "change-in-control" of National Penn occurs.

A “change-in-control” is deemed to have occurred if:

•	Any person or group acquires beneficial ownership of National Penn’s securities representing 24.99% or more of the combined voting power of National Penn’s securities then outstanding;
•	There is a merger, consolidation or other reorganization of National Penn Bank, except where the resulting entity is controlled, directly or indirectly, by National Penn;
•
There is a merger, consolidation or other reorganization of National Penn, except where shareholders of National Penn, immediately prior to consummation of any such transaction, continue to hold at least 61% of combined voting power of the outstanding voting securities of the legal entity resulting from or existing after any such transaction, and at least 61% of the members of the Board of the legal entity resulting from or existing after any such transaction are former members of National Penn’s Board;

•
There is a sale, exchange, transfer or other disposition of substantially all of the assets of National Penn Bank to another entity, except to an entity controlled, directly or indirectly, by National Penn;

•	There is a sale, exchange, transfer or other disposition of substantially all of the assets of National Penn to another entity or to a corporate division involving National Penn; or
•
There is a contested proxy solicitation of the shareholders of National Penn which results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of National Penn.

National Penn may terminate Mr. Moyer’s employment agreement at any time with or without "cause."  “Cause” means either:

•	Mr. Moyer’s conviction of, or pleas of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or
•
Willful failure by Mr. Moyer to substantially perform his duties to National Penn, other than a failure resulting from Mr. Moyer’s incapacity as a result of disability, which willful failure results in demonstrable material injury and damage to National Penn, and which willful failure continues uncured after 30 days notice containing specific written instructions relating to the matter.

The employment agreement may also be terminated by Mr. Moyer at any time and will terminate by its terms upon Mr. Moyer’s disability or death.  The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

For information on payments to, and benefits for, Mr. Moyer upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-in-Control.”

In connection with National Penn’s participation in the TARP CPP, Mr. Moyer and National Penn’s other TARP CPP SEOs entered into an agreement with National Penn in December 2008 to implement the “clawback” and “parachute restriction” requirements of the TARP CPP.  For more information about this agreement see “Compensation Discussion and Analysis – Changes in Executive Compensation Arrangements" above.

Scott V. Fainor.  Scott V. Fainor, Senior Executive Vice President and Chief Operating Officer of National Penn and President and Chief Executive Officer of National Penn Bank, has an employment agreement with National Penn and National Penn Bank, dated as of January 28, 2008.  Mr. Fainor’s employment agreement was executed in connection with National Penn’s merger with KNBT Bancorp, Inc. and supersedes his employment agreement with KNBT Bancorp, Inc. and its subsidiary, Keystone Nazareth Bank & Trust Company, dated as of December 28, 2006, as amended on September 6, 2007.

The employment agreement provides that Mr. Fainor shall continue to serve in his current executive position through December 31, 2011, with automatic 1-year extensions thereafter unless either National Penn or Mr. Fainor elects not to extend the agreement or unless the agreement is terminated.  Such automatic extensions will cease in the year in which Mr. Fainor reaches the age of 65.

Mr. Fainor’s annual base compensation under the agreement is $444,945.  Mr. Fainor is eligible for annual merit salary increases and is entitled to participate in an equitable manner with all other executive officers in discretionary bonuses authorized by the Board of Directors of National Penn or National Penn Bank and in all health insurance and benefit plans, group insurance, pension or profit sharing plans or other plans providing benefits to National Penn employees generally.  Mr. Fainor is also entitled to an automobile allowance of at least $1,000 per month.

Mr. Fainor’s employment agreement also contains a “change-in-control” benefit that is payable if a change-in-control of National Penn occurs during the term of Mr. Fainor’s employment agreement.

A “change-in-control” is deemed to have occurred if:

●	Any person or group acquires ownership of stock of National Penn that constitutes more than 50% of the total fair market value or total voting power of the outstanding stock of National Penn;

●	Any person or group acquires ownership of stock of National Penn possessing 30% or more of the total voting power of National Penn’s securities then outstanding;

●
A majority of the members of the Board is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the Board prior to the date of the appointment or election; or

●
Any person or group acquires assets from National Penn or National Penn Bank that have a total gross fair market value equal to 40% or more of the total gross fair market value of all of the assets of National Penn or National Penn Bank, as the case may be, immediately prior to such acquisition or acquisitions.

National Penn may terminate Mr. Fainor’s employment agreement at any time with or without “cause.”  “Cause” means a discharge because either the National Penn or National Penn Bank board of directors has determined that Mr. Fainor has willfully failed to perform his assigned duties under his employment agreement, other than any failure resulting from his incapacity due to physical or mental impairment; committed an act involving moral turpitude in the course of his employment; engaged in willful misconduct; breached his fiduciary duties for personal profit; willfully violated, in any material respect, any law, rule or regulation (other than traffic violations or similar offenses), written agreement or final cease-and-desist order with respect to his performance of services for National Penn, as determined by the Board; or materially breached the terms of his employment agreement and failed to cure such material breach during a 15-day period following the date on which the Board gives written notice to him of the material breach.

The employment agreement may also be terminated by Mr. Fainor at any time or by him for “good reason.”  “Good reason” means each of the following, if not cured by National Penn within 30 days: any material breach of the employment agreement by National Penn or National Penn Bank, including, without limitation, a material decrease in Mr. Fainor’s base compensation, authority, duties or responsibilities or any requirement that Mr. Fainor report to a corporate officer or employee of National Penn Bank instead of reporting directly to its board of directors; or a change in excess of 25 miles in the geographic location at which Mr. Fainor must perform his services.

The employment agreement will also terminate by its terms upon Mr. Fainor’s disability or death.  The employment agreement also contains non-solicitation, non-competition and non-disclosure provisions.

For information on payments to, and benefits for, Mr. Fainor upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-in-Control.”

In connection with National Penn’s participation in the TARP CPP, Mr. Fainor and National Penn’s other TARP CPP SEOs entered into an agreement with National Penn in December 2008 to implement the “clawback” and “parachute restriction” requirements of the TARP CPP.  For more information about this agreement see “Compensation Discussion and Analysis – Changes in Executive Compensation Arrangements" above.

Michael R. Reinhard, Paul W. McGloin and Bruce G. Kilroy.  Each of Michael R. Reinhard, Group Executive Vice President and Chief Financial Officer of National Penn, Paul W. McGloin, Group Executive Vice President and Chief Lending Officer, and Bruce G. Kilroy, Group Executive Vice President, has a "change-in-control" agreement with National Penn and National Penn Bank.

The benefits provided by these “change-in-control” agreements become payable if two events occur.  First, there must be a "change-in-control" of National Penn or National Penn Bank.  A “change-in-control” is deemed to have occurred if:

•	Any person or group acquires beneficial ownership of National Penn’s securities representing 24.99% or more of the combined voting power of National Penn’s securities then outstanding;
•	There is a merger, consolidation or other reorganization of National Penn Bank, except where the resulting entity is controlled, directly or indirectly, by National Penn;
•
There is a merger, consolidation or other reorganization of National Penn, except where shareholders of National Penn immediately prior to consummation of any such transaction continue to hold a majority of combined voting power of the outstanding voting securities of the legal entity resulting from or existing after any such transaction, and a majority of the members of the Board of the legal entity resulting from or existing after any such transaction are former members of National Penn’s Board;

•
There is a sale, exchange, transfer or other disposition of substantially all of the assets of National Penn Bank to another entity, except to an entity controlled, directly or indirectly, by National Penn;

•	There is a sale, exchange, transfer or other disposition of substantially all of the assets of National Penn to another entity or a corporate division involving National Penn; or
•
There is a contested proxy solicitation of the shareholders of National Penn which results in the contesting party obtaining the ability to cast 25% or more of the votes entitled to be cast in an election of directors of National Penn.

           Second, the executive's employment must be terminated without “cause” or the executive must resign after an adverse change in the terms of his employment.

“Cause” means either the executive’s conviction of, or pleas of guilty or nolo contendere to, a felony or a crime of falsehood or involving moral turpitude; or willful failure by the executive to substantially perform his duties to National Penn, other than a failure resulting from the executive’s incapacity as a result of disability, which willful failure results in demonstrable material injury and damage to National Penn.

Adverse changes in the terms of employment include a reduction in the executive’s title or responsibilities; a reduction in the executive’s compensation or benefits (except for a reduction for all employees generally); a reassignment of the executive beyond a 30-minute commute from Boyertown, Pennsylvania; and increased travel requirements for the executive.

For information on payments to, and benefits for, Messrs. Reinhard, McGloin and Kilroy upon termination of employment or a change-in-control of National Penn, see “Potential Payments upon Termination of Employment or a Change-in-Control.”

In connection with National Penn’s participation in the TARP CPP, each of Messrs. Reinhard, McGloin and Kilroy and National Penn’s other TARP CPP SEOs entered into an agreement with National Penn in December 2008 to implement the “clawback” and “parachute restriction” requirements of the TARP CPP.  For more information about this agreement, see the section entitled “Participation in U.S. Treasury TARP CPP.” In “Compensation Discussion and Analysis.”

Potential Payments Upon Termination of Employment or a Change-In-Control

The following tables present information on the various payments and benefits that each of Messrs. Moyer, Fainor, Reinhard, McGloin and Kilroy would have been entitled to receive if his last day of employment with National Penn had been December 31, 2008 under the various circumstances presented.

Recent legislation and regulations may limit or eliminate National Penn’s ability to pay any severance and change-in-control payments to its senior executive officers.  However, SEC regulations require National Penn to report compensation in the tables below that would have been paid had the termination event occurred on December 31, 2008.  Therefore, provisions of the EESA and Recovery Act which became effective on February 17, 2009 are not reflected in the tables below.  In connection with National Penn’s participation in the TARP, each of its senior executive officers executed an agreement which reduces his compensation, including amounts that might be paid in the event of a severance from employment.  In particular, the EESA and U.S. Treasury regulations limit the amount National Penn can pay upon a change of control to 2.99 times base salary, which is defined as the officer’s average compensation over the past 5 years.  The Recovery Act amends the EESA to prohibit any payment to a senior executive officer or any of the next five most highly-compensated employees upon termination of employment for any reason for as long as any TARP CPP-related obligations remain outstanding.  If the severance or change-in-control payments are triggered when National Penn is still subject to the EESA’s executive compensation limits and the officer is still a senior executive officer, then he will receive the lesser of the amount allowed under the EESA or under the severance arrangements described below.  The U.S. Treasury has not yet adopted any standards to implement these provisions of the Recovery Act, but National Penn will comply with any such standards when they are issued.

Glenn E. Moyer

Assuming one of the following events had occurred on December 31, 2008, Mr. Moyer’s payments and benefits had an estimated value as follows:

	Salary Continuation	Deferred Incentive Plan Payments	Gain on Exercise of Stock Options	Pension Plan Payments	SERP Payments	Long-Term Disability Coverage	Health Insurance	Paid Life Insurance Benefit	Other Payments	Change-in-Control Payments
Termination:	$	$	$	$	$	$	$	$	$	$
Voluntary	16,616 (1)	0	171,378(4)	172,585 (7)	0	0	0	540,000 (14)	0	0

Involuntary	1,620,004 (2)	196,196 (3)	171,378(5)	172,585 (7)	2,176,849 (9)	1,052 (11)	13,666 (13)	1,080,003 (15)	12,000 (17)	0
Without “Cause”
Involuntary	16,616 (1)	0	0	172,585 (7)	0	0	0	540,000 (14)	0	0
for “Cause”
Permanent Disability	1,620,004 (2)	196,196 (3)	171,378(6)	172,585 (7)	1,725,680 (10)	Up to $20,000 per month (12)	13,666 (13)	1,080,003 (15)	36,000 (18)	0

Death	1,620,004 (2)	196,196 (3)	171,378(6)	113,048 (8)	1,725,680 (10)	0	0	1,080,003 (16)	0	0

Change in Control (with or without Adverse Employment Action)	16,616 (1)	196,196 (3)	171,378(6)	172,585 (7)	2,176,849 (9)	0	0	540,000 (14)	0	1,977,682 (19)

(1)	Payment of base salary for time worked through the termination date, December 31, 2008.
(2)	Payment of base salary through the remaining term of Mr. Moyer’s employment agreement, namely, through December 17, 2011.
(3)
Payment of all mandatory deferred incentive plan awards from plan years 2003 though 2007, plus interest, plus 100% “matching” payments.  Payments would have been made over the five-year period beginning January 2009 and ending January 2013, each payment relating to the plan year that ended five years previously.  Amount shown is before 100% "matching" payment and additional interest to the date of each payment.

(4)
Gain on the exercise of previously vested stock options for 289,870 shares (the difference between each option’s exercise price and the market price of National Penn common stock on December 31, 2008).

(5)	Gain on the exercise of stock options for 396,422 shares, including options granted in 2005, 2006 and 2007 that would have vested on December 31, 2008.
(6)	Gain on the exercise of stock options for 396,422 shares, including all previously granted unvested options, all of which would have vested on December 31, 2008.
(7)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Moyer at December 31, 2008.
(8)	Death benefit that would have been provided by the defined benefit pension plan.
(9)	Present value of Mr. Moyer’s supplemental executive retirement plan (SERP) payments, calculated on a fully-vested basis as if Mr. Moyer were 60 years old.
(10)	Present value of Mr. Moyer’s SERP payments, on a non-accelerated basis.
(11)	Premium cost for continued long-term disability coverage for Mr. Moyer for one year, namely, through December 31, 2009.
(12)	Up to $20,000 per month up to age 66 (as provided under National Penn's Group Long Term Disability Insurance Program).
(13)	Reimbursement for premium cost of “COBRA” health insurance coverage through December 17, 2011.
(14)	Continued life insurance benefit (coverage amount) for the rest of Mr. Moyer’s life, equal to base salary.
(15)	Continued life insurance benefit (coverage amount) through December 17, 2011. Thereafter, the benefit would reduce to $540,000.
(16)	Life insurance payment equal to two times base salary.
(17)	Automobile allowance through December 31, 2009.
(18)	Automobile allowance through December 17, 2011.
(19)
299% of average annual base compensation for 2006 through 2008, plus highest annual incentive plan award made in the three years prior to the change in control. Does not include additional amount necessary, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that may apply to change-in-control payments.

Scott V. Fainor

Assuming one of the following events had occurred on December 31, 2008, Mr. Fainor’s payments and benefits had an estimated value as follows:

	Salary Continuation	Gain on Exercise of Stock Options		Pension Plan Payments	Long-Term Disability Coverage	Health Insurance	Paid Life Insurance Benefit	Other Payments	Change-in-Control Payments
Termination:	$	$		$	$	$	$	$	$
Voluntary not for "Good Reason"	13,691 (1)	0	(3)	1,062 (4)	0	0	0	0	0

Voluntary for "Good Reason"	0 (2)	0	(2)	0 (2)	0 (2)	0 (2)	0 (2)	0 (2)	740,503 (12)
Involuntary Without "Cause"	0 (2)	0	(2)	0 (2)	0 (2)	0 (2)	0 (2)	0 (2)	740,503 (12)

Involuntary for "Cause"	13,691 (1)	0		1,062 (4)	0	0	0	0	0

Permanent Disability	123,731 (15)	0	(3)	1,062 (4)	Up to $20,000 per month (9)	3,067	273 (14)	3,000 (13)	0

Death	13,691 (1)	0	(3)	574 (5)	0	0	1,000,000 (10)	0	0

Change in Control (with or without Adverse Employment Action)	0	0	(3)	0	0	0	0	0	740,503 (12)

(1)	Payment of base salary for time worked through the termination date, December 31, 2008.
(2)
Mr. Fainor's employment agreement provides that a change-in-control payment is in lieu of all other categories presented in this chart.  If this provision were not included, the amounts to which Mr. Fainor would otherwise be entitled are as follows: Salary Continuation: $819,490 (1); Gain on Exercise of Stock Options: $0 (3); Pension Plan Payments: $1,062 (4); Long-Term Disability Coverage: $2,104 (6); Health Insurance: $24,537 (7); Paid Life Insurance Benefit: $2,182 (8); and Other Payments: $94,137 (4), (11). The amount of "Salary Continuation" also includes the payment of base salary through the remaining term of Mr. Fainor's employment agreement, namely, through December 31, 2011. See also footnote 12 below.

(3)	There would have been no gain on the exercise of vested stock options for 324,449 shares (each option's exercise price exceeded the market price of National Penn common stock on December 31, 2008).
(4)	Present value of the defined benefit pension plan's accumulated benefit obligation to Mr. Fainor at December 31, 2008.
(5)	Death benefit that would have been provided by National Penn’s defined benefit pension plan.
(6)	Premium cost for long-term disability insurance through December 31, 2010.
(7)	Premium cost of medical and dental insurance through December 31, 2010.
(8)	Premium cost of group life insurance ($1,000,000 coverage) through December 31, 2010.
(9)	Amounts payable until age 67 (as provided under National Penn's group disability insurance policy).
(10)	Life insurance payment under National Penn's life insurance program.
(11)
Consists of  (a) present value of additional benefits that would have been earned under defined benefit pension plan if Mr. Fainor had been 100% vested and continued employed at his December 31, 2008 salary level though December 31, 2011 ($4,179); (b) present value of National Penn matching contributions under defined contribution (401(k)) plan that would have been made if Mr. Fainor had continued employed through December 31, 2011 and made the maximum employee contributions to the plan during that period ($14,941); (c) present value of cash bonuses that would have been paid if Mr. Fainor had continued employed through December 31, 2011 and received a bonus for each year equal to the highest bonus paid to him during the preceding 36 months ($0); and (d) maximum reimbursement for expenses incurred in connection with new employment search and relocation expenses ($75,000).

(12)
Payment due under employment agreement on account of change-in-control of National Penn within one year of effective date of merger of KNBT Bancorp, Inc. with National Penn. If Mr. Fainor receives such a payment, he is not entitled to any other payments or benefits to which he would otherwise be entitled.

(13)	Automobile allowance through March 31, 2009.
(14)	Premium cost of group life insurance ($1,000,000 coverage) through March 31, 2009.
(15)	Payment of base salary through March 31, 2009.

Michael R. Reinhard

Assuming one of the following events had occurred on December 31, 2008, Mr. Reinhard’s payments and benefits had an estimated value as follows:

	Salary Continuation	Deferred Incentive Plan Payments	Gain on Exercise of Stock Options	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance	Paid Life Insurance Benefit	Other Payments	Change-in-Control Payments
Termination:	$	$	$	$	$	$	$	$	$
Voluntary	7,692 (1)	0	84,326 (3)	250,312 (6)	0	0	0	0	0

Involuntary Without "Cause"	7,692 (1)	65,693 (2)	84,326 (4)	250,312 (6)	0	0	0	0	0

Involuntary for "Cause"	7,692 (1)	0	0	250,312 (6)	0	0	0	0	0

Permanent Disability	69,519 (14)	65,693 (2)	84,326 (5)	250,312 (6)	Up to $12,500 per month (8)	2,938 (9)	500,003 (10)	0	0

Death	7,692 (1)	65,693 (2)	84,326 (5)	142,384 (7)	0	0	500,003 (11)	0	0

Change in Control (with Adverse Employment Action)	7,692 (1)	65,693 (2)	84,326 (5)	250,312 (6)	0	0	500,003 (12)	0	709,869 (13)

(1)	Payment of base salary for time worked through the termination date, December 31, 2008.
(2)
Payment of all mandatory deferred incentive plan awards from plan years 2003 though 2007, plus interest, plus 100% “matching” payments.  Payments would have been made over the five-year period beginning January 2009 and ending January 2013, each payment relating to the plan year that ended five years previously.  Amount shown is before 100% "matching" payment and additional interest to the date of each payment.

(3)	Gain on the exercise of previously vested stock options for 91,963 shares (the difference between each option’s exercise price and the market price of National Penn common stock on December 31, 2008).
(4)	Gain on the exercise of stock options for 107,547 shares, including options granted in 2005, 2006 and 2007 that would have vested on December 31, 2008.
(5)	Gain on the exercise of stock options for 120,700 shares, including all previously granted unvested options, all of which would have vested on December 31, 2008.
(6)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Reinhard at December 31, 2008.
(7)	Death benefit that would have been provided by the defined benefit pension plan.
(8)	Amounts payable after salary continuation payments through March 31, 2009, until age 66 1/2 (as provided under National Penn's disability insurance policy).
(9)	Premium cost for continued health insurance coverage through June 30, 2009.
(10)	Continued life insurance benefit (coverage amount) through age 65. Thereafter, the benefit would reduce to $250,000.
(11)	Life insurance payment under National Penn’s life insurance program.
(12)	Continued lifetime life insurance benefit (coverage amount).
(13)
200% of average taxable compensation (W-2 income) for 2003 through 2007.  Does not include additional amount necessary, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that may apply to change-in-control payments

(14)	Payment of base salary through three months after termination date, namely, through March 31, 2009.

Paul W. McGloin

Assuming one of the following events had occurred on December 31, 2008, Mr. McGloin’s payments and benefits had an estimated value as follows:

	Salary Continuation	Deferred Incentive Plan Payments	Gain on Exercise of Stock Options	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance	Paid Life Insurance Benefit	Other Payments	Change-in- Control Payments
Termination:	$	$	$	$	$	$	$	$	$
Voluntary	7,231 (1)	102,811 (3)	14,419 (4)	250,312 (7)	0	0	0	0	0

Involuntary Without "Cause"	7,231 (1)	102,811 (3)	14,419 (5)	250,312 (7)	0	0	0	0	0

Involuntary for "Cause"	7,231 (1)	24,830 (2)	0	250,312 (7)	0	0	0	0	0

Permanent Disability	65,348 (14)	102,811 (3)	14,419 (6)	250,312 (7)	Up to $11,750 per month (9)	2,338 (10)	163 (11)	0	0

Death	7,231 (1)	102,811 (3)	14,419 (6)	95,667 (8)	0	0	470,001 (12)	0	0

Change in Control (with Adverse Employment Action)	7,231 (1)	102,811 (3)	14,419 (6)	250,312 (7)	0	0	0	0	465,316 (13)

(1)	Payment of base salary for time worked through the termination date, December 31, 2008.
(2)	Payment of incentive plan awards previously deferred on voluntary basis, plus interest.
(3)
Payment of all mandatory deferred incentive plan awards from plan years 2003 through 2007, plus interest, plus 100% "matching" payments.  Payments would have been made over the five-year period beginning January 2009 and ending January 2013, each payment relating to the plan year that ended five years previously.  Amount shown is before 100% "matching" payment and additional interest to the date of each payment and includes amounts previously deferred by him voluntarily (total of $24,830), which also would have been paid.

(4)	Gain on the exercise of previously vested stock options for 66,649 shares (the difference between each option’s exercise price and the market price of National Penn common stock on December 31, 2008).
(5)	Gain on the exercise of stock options for 94,986 shares, including options granted in 2005, 2006 and 2007 that would have vested on December 31, 2008.
(6)	Gain on the exercise of stock options for 94,986 shares, including all previously granted unvested options, all of which would have vested on December 31, 2008.
(7)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. McGloin at December 31, 2008.
(8)	Death benefit that would have been provided by the defined benefit pension plan.
(9)	Amounts payable after salary continuation payments through March 31, 2009, until age 66 (as provided under National Penn's disability insurance policy).
(10)	Premium cost for continued health insurance coverage through June 30, 2009.
(11)	Premium cost of group life insurance ($470,001 coverage) through March 31, 2009.
(12)	Life insurance payment under National Penn’s life insurance program.
(13)
200% of average taxable compensation (W-2 income) for 2003 through 2007.  Does not include additional amount necessary, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that may apply to change-in-control payments

(14)	Payment of base salary through three months after termination date, namely, through March 31, 2009.

Bruce G. Kilroy

Assuming one of the following events had occurred on December 31, 2008, Mr. Kilroy’s payments and benefits had an estimated value as follows:
	Salary Continuation	Deferred Incentive Plan Payments	Gain on Exercise of Stock Options	Pension Plan Payments	Long-Term Disability Coverage	Health Insurance	Paid Life Insurance Benefit	Other Payments	Change-in-Control Payments
Termination:	$	$	$	$	$	$	$	$	$
Voluntary	6,611 (1)	158,221 (2)	103,686 (4)	194,670 (7)	0	0	0	0	0

Involuntary Without "Cause"	6,611 (1)	237,233 (3)	103,686 (5)	194,670 (7)	0	0	0	0	0

Involuntary for "Cause"	6,611 (1)	158,221 (2)	0	194,670 (7)	0	0	0	0	0

Permanent Disability	59,744 (14)	237,233 (3)	103,686 (6)	194,670 (7)	Up to $11,000 (9)	2,338 (10)	440,003 (11)	0	0

Death	6,611 (1)	237,233 (3)	103,686 (6)	130,571 (8)	0	0	440,003 (12)	0	0

Change in Control (with Adverse Employment Action)	6,611 (1)	237,233 (3)	103,686 (6)	194,670 (7)	0	0	440,003 (11)	0	526,713 (13)

(1)	Payment of base salary for time worked through the termination date, December 31, 2008.
(2)	Payment of incentive plan awards previously deferred on voluntary basis, plus interest.
(3)
Payment of all mandatory deferred incentive plan awards from plan years 2003 though 2007, plus interest, plus 100% “matching” payments.  Payments would have been made over the five-year period beginning January 2009 and ending January 2013, each payment relating to the plan year that ended five years previously.  Amount shown is before 100% "matching" payment and additional interest to the date of each payment and includes amounts previously deferred by him voluntarily (total of $158,221), which also would have been paid.

(4)
Gain on the exercise of previously vested stock options for 101,444 shares (the difference between each option’s exercise price and the market price of National Penn common stock on December 31, 2008).

(5)	Gain on the exercise of stock options for 126,819 shares, including options granted in 2005, 2006 and 2007 that would have vested on December 31, 2008.
(6)	Gain on the exercise of stock options for 129,472 shares, including all previously granted unvested options, all of which would have vested on December 31, 2008.
(7)	Present value of the defined benefit pension plan’s accumulated benefit obligation to Mr. Kilroy at December 31, 2008.
(8)	Death benefit that would have been provided by the defined benefit pension plan.
(9)	Amounts payable after salary continuation payments through March 31, 2009, until age 66 (as provided in National Penn's disability insurance policy).
(10)	Premium cost for continued health insurance coverage through June 30, 2009.
(11)	Continued lifetime life insurance benefit (coverage amount) through age 65. Thereafter, the benefit would reduce to $220,001.
(12)	Life insurance payment under National Penn's life insurance program.
(13)
200% of average taxable compensation (W-2 income) for 2003 through 2007.  Does not include additional amount necessary, if any, to cover income tax liability under excise tax provisions of Internal Revenue Code that may apply to change-in-control payments

(14)	Payment of base salary through three months after termination date, namely, through March 31, 2009.

STOCK OWNERSHIP

Guidelines

To reinforce the importance of aligning the financial interests of National Penn’s directors and executive officers with those of its shareholders, the Nominating/Corporate Governance Committee has approved minimum stock ownership guidelines for National Penn’s directors, executive officers and other members of National Penn’s “Leadership Group” (comprised of 37 persons, including the executive officers).

Directors

For directors, these guidelines require an equity investment in National Penn stock of $100,000.

Equity interests that count toward satisfaction of National Penn’s stock ownership guidelines include:

•	Shares owned outright by the director

•	Shares owned jointly by the director and his or her spouse

•	Shares owned outright by the director’s spouse

•	Shares held in trust (to the extent for the benefit of the director)

•	Phantom shares held by the director under the Directors’ Fee Plan

•	Restricted stock or restricted stock units held by the director under the Long-Term Incentive Compensation Plan

•	Shares subject to exercisable stock options held by the director (to the extent of the “spread” on the exercisable options)

The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black-Scholes value per share on the date of grant of that option.  The spread on stock options cannot constitute more than one-half of the total dollar amount of a director’s equity investment calculated under these guidelines.

Upon initial appointment as a director, a person has five years from the effective date of appointment to achieve compliance with the amount required by these guidelines.

A director’s compliance with these guidelines will be considered in connection with the annual director performance evaluation.

The Nominating/Corporate Governance Committee monitors directors’ compliance with the stock ownership guidelines.  At its meeting held in December 2008, the Committee confirmed that all directors have the required equity investment in National Penn, with the exceptions of Natalye Paquin and Molly K. Morrison, who were first appointed to the Board in 2006 and 2007, respectively, and were in the five-year phase-in period provided by the guidelines during 2008.  Directors Jeffrey P. Feather, Donna D. Holton, Thomas L. Kennedy, Christian F. Martin IV and R. Chadwick Paul Jr., who joined the Board in connection with the February 1, 2008 merger with KNBT Bancorp, Inc., are each in compliance with these guidelines.

Executive Officers

For executive officers and other Leadership Group members, the guidelines are expressed in terms of the aggregate value of National Penn equity interests as a multiple of the officer’s base salary, as follows:
Officer	Stock Ownership Guideline

Chairman (if full time executive), President and/or Chief Executive Officer and/or Chief Operating Officer	3 x base salary
Group Executive Vice President	2 x base salary
Other Leadership Group Members	1.25 x base salary

Equity interests that count toward satisfaction of the National Penn’s stock ownership guidelines include:

•	Shares owned outright by the officer

•	Shares owned jointly by the officer and his or her spouse

•	Shares owned outright by the officer’s spouse

•	Shares held in trust (to the extent for the benefit of the officer)

•	Shares held by the officer in the National Penn Capital Accumulation Plan (a 401(k) plan)

•	Shares held by the officer in the National Penn Employee Stock Purchase Plan

•	Restricted stock or restricted stock units held by the officer under the Long-Term Incentive Compensation Plan

•	Shares subject to exercisable stock options held by the officer (to the extent of the “spread” on the exercisable options)

The term “spread” means the difference between the market value per share of the shares covered by an option and the per share exercise price of that option, but not less than the Black-Scholes value per share on the date of grant of that option.  The spread on stock options cannot constitute more than one-half of the total dollar amount of an officer’s equity investment calculated under these guidelines.

Newly-hired or promoted officers who become subject to the stock ownership guidelines have up to five years to meet the guidelines.  Upon subsequent appointment to a covered position with a higher ownership requirement, a person has three years from the effective date of that appointment to achieve compliance with the higher amount required by these guidelines.  An officer’s compliance with these guidelines will be considered when decisions are made affecting the officer’s compensation, including changes in base salary and annual and/or long-term incentive compensation grants or awards.

The Nominating/Corporate Governance Committee monitors officers’ compliance with the stock ownership guidelines.  At its meeting held in December 2008, the Committee confirmed that, among others, the five executive officers covered by the “Executive Compensation” section of this proxy statement comply with these guidelines.

Directors and Executive Officers

The following table shows certain information about the ownership of National Penn common shares by the directors, nominees for director and executive officers of National Penn as of March 3, 2009.

Name of Beneficial Owner	Aggregate Number of Shares of National Penn Common Stock (1)		Exercisable Options for National Penn Common Stock (2)	Common Stock Units Held Under National Penn Plans (3)	Percent of Class (4)

Directors and Nominees
Thomas A. Beaver	18,227	(6)	-	15,075	-
J. Ralph Borneman, Jr. (5)	49,458	(7)	12,172	28,419	-
Robert L. Byers	170,931	(8)	2,652	14,575	-
Jeffrey P. Feather	391,739	(9)	33,475	4,000	-
Donna D. Holton	76,009	(10)	33,475	4,000	-
Thomas L. Kennedy (5)	275,346	(11)	5,665	4,000	-
Alfred H. Kramer (5)	12,471	(12)	663	1,000
Patricia L. Langiotti	32,873	(13)	10,286	9,599	-
Christian F. Martin IV	305,186	(14)	39,099	6,632	-
Molly K. Morrison	2,878		-	4,536	-
Glenn E. Moyer (5)	93,145	(15)	289,870	-	-
Natalye Paquin	5,297		-	4,174	-
R. Chadwick Paul Jr.	59,266	(16)	33,475	4,000	-
Robert E. Rigg (5)	555,163	(17)	4,556	25,854	-
C. Robert Roth	41,947	(18)	12,172	4,000	-
Wayne R. Weidner	84,890	(19)	594,147	4,054	-

Other Named Executive Officers
Scott V. Fainor	273,322	(20)	324,449	-	-
Michael R. Reinhard	46,499	(21)	91,963	-	-
Paul W. McGloin	37,822	(22)	66,649	-	-
Bruce G. Kilroy	46,944	(23)	101,444	-	-

All Directors and Executive
Officers as a Group (30 Persons)	2,914,716		2,068,773	133,919	5.92%

(1)	Unless otherwise indicated, sole voting and investment power is held by the named individual. Excludes Common Stock Units because actual shares are not issuable within 60 days of March 3, 2009.
(2)
Shares which may be acquired by exercise of vested options granted under National Penn stock compensation plans.  Also includes shares which may be acquired by exercise of vested options granted in substitution for stock options of acquired companies, as provided in the acquisition agreements.

(3)
“Phantom” stock credited under the Directors’ Fee Plan or restricted stock units credited under the Long-Term Incentive Compensation Plan (collectively, “Common Stock Units”).  Common Stock Units will be converted to shares of National Penn common stock and paid out to individuals upon their termination of service or attaining age 65, in accordance with the terms of the respective Plans and the terms of the grants.

(4)
Unless otherwise indicated, amount owned does not exceed 1% of the total number of common shares outstanding as of March 3, 2009.  Calculation is based on shares held and exercisable options and excludes Common Stock Units (See footnotes 1 and 3).

(5)	Nominee for election as a Class I director.

(6)	Includes 10,829 shares held jointly with spouse and 5,060 shares held in custody for children.

(7)	Includes 33,078 shares held jointly with spouse.

(8)	Includes 119,794 shares held jointly with spouse.

(9)	Includes 323,169 shares held jointly with spouse and 17,070 shares held in custody for son.

(10)	Shares held jointly with spouse.

(11)	Includes 14,715 shares owned by spouse.

(12)	Shares held jointly with spouse.

(13)	Includes 31 shares held jointly with spouse and 2,004 shares owned by spouse.

(14)
Includes 48,024 shares owned by spouse and 3,811 shares held in custody by daughter.  Also includes 37,510 shares held indirectly by a corporation of which Mr. Martin is the majority shareholder; Mr. Martin disclaims beneficial ownership of these shares.

(15)	Includes 3,487 shares owned by spouse; Mr. Moyer disclaims beneficial ownership of these shares. Includes 15,133 shares held in the National Penn Capital Accumulation Plan (401(k) plan).

(16)	Includes 27,957 shares held jointly with spouse and 409 shares held by spouse as custodian for children.

(17)	Includes 11,444 shares owned by spouse. Includes 174,052 shares pledged by Mr. Rigg to secure repayment of a line of credit from a lender not affiliated with National Penn.

(18)	Includes 23,439 shares held jointly with spouse and 2,802 shares owned by spouse.

(19)	Includes 1,360 shares held jointly with spouse. Includes 49,966 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(20)
Includes 234,061 shares held jointly with spouse and 2,082 shares held in the KNBT Employer Stock Ownership Plan (ESOP). Includes 100,000 shares pledged by Mr. Fainor to secure repayment of a line of credit from a lender not affiliated with National Penn.

(21)	Includes 15,939 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

(22)	Includes 26,426 shares held jointly with spouse.

(23)	Includes 6,412 shares held in the National Penn Capital Accumulation Plan (a 401(k) plan).

Five Percent Shareholders

The following table shows individuals or groups known by National Penn to own more than 5% of its outstanding common shares as of March 3, 2009.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Common Shares

Dimensional Fund Advisors, L.P. Palisades West, Building One 6300 Bee Cave Road Austin, Texas 78746	4,586,409(1)	5.59%

Barclays Global Investors, NA 400 Howard Street San Francisco, CA 94105	6,048,834(2)	7.37%
(1)	Based on a Schedule 13G filed with the Securities and Exchange Commission on February 9, 2009, which reported beneficial ownership as of December 31, 2008 by Dimensional Fund Advisors LP.

(2)
Based on a Schedule 13G filed with the Securities and Exchange Commission on February 5, 2009, which reported beneficial ownership as of December 31, 2008 by Barclays Global Investors, NA, Barclays Global Fund Advisors, Barclays Global Investors, Ltd, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, and Barclays Global Investors Australia Limited.

OTHER DIRECTOR AND EXECUTIVE OFFICER INFORMATION

Related Party Transactions and Policies

Certain directors and officers of National Penn, and companies with which they are associated, are customers of National Penn's banking subsidiaries, National Penn Bank and Christiana. During 2008, these individuals and companies conducted banking transactions with National Penn Bank in the ordinary course of business.  Similar transactions may be expected to occur in the future.  All loans and loan commitments involved in such transactions were made under substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with other persons not related to National Penn.  In the opinion of National Penn's management, these transactions do not involve more than the normal risk of collectibility, nor do they present other unfavorable features.  Each of these transactions was made in compliance with applicable law, including Section 13(k) of the Securities and Exchange Act of 1934, or the Exchange Act and Federal Reserve Board Regulation O.  As of December 31, 2008, loans to executive officers, directors and their affiliates represented 1.39% of shareholders' equity in National Penn.

National Penn Bank’s Board of Directors is responsible for ensuring compliance with Regulation O, including its lending, record-keeping and reporting requirements and, to that end, has adopted and maintains a written Regulation O compliance policy.  National Penn’s Director of Risk Management is the executive officer responsible for administration of the Regulation O compliance policy.  The Director of Risk Management maintains a list of insiders (directors, executive officers, principal shareholders and their related interests) who are subject to the Regulation O compliance policy.  Each year, a Regulation O questionnaire is circulated to all directors and executive officers in order to update related party information and to assist in the identification of potential related party transactions.  Depending on the facts and circumstances, any direct or indirect extension of credit to an insider, including related interests, must be approved by the Board or any two of the following officers – Chairman, President, Chief Credit Officer or Chief Lending Officer.  Approval is only granted if the transaction will be made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at that time for comparable transactions with other persons, and if the transaction does not involve more than the normal risk of collection and does not present any other unfavorable features.

National Penn also has a written Related Party Transaction Policy.  Under this policy, a “related party transaction” is any transaction (or series of related transactions) in which National Penn or any subsidiary is a participant, involving more than $120,000, and in which a related party has a direct or indirect material interest.  Related parties include all directors, nominees for election as directors, executive officers, immediate family members of any such persons and 5% shareholders.  The policy generally provides for review, approval or ratification of any related party transaction by the Audit Committee.

In addition to its Regulation O compliance policy and Related Party Transaction Policy, National Penn has a written Code of Conduct, approved by the Board, addressing, among other things, related party transactions.  The Code of Conduct applies to all directors, officers and employees as well as their immediate family members and related business entities, trusts or estates.  The Code of Conduct requires all covered persons and entities not to pursue any personal interests that might conflict with, or appear to conflict with, the interests of National Penn, or that might influence, or appear to influence, a person’s judgment in any matter involving National Penn.  The Code of Conduct describes the application of the foregoing rule in a variety of circumstances, including the purchase, lease or sale of assets or services to or from National Penn.  National Penn’s Board is responsible for the enforcement of the Code of Conduct.

To identify related persons and entities, National Penn requires directors and executive officers to complete a Directors’ and Officers’ Questionnaire annually.  This information is utilized to identify real or potential transactions in which conflicts of interest covered by the Related Party Transaction Policy or the Code of Conduct may arise.

On November 14, 2005, National Penn Bank loaned Jeffrey Stover $3.0 million for a construction project in Ocean City, New Jersey.  Mr. Stover is the son-in-law of C. Robert Roth, a director of National Penn.  This loan was provided in the ordinary course of National Penn Bank's business and was made on terms no more advantageous to Mr. Stover, including the interest rate and collateral requirement, than a similarly situated, non-affiliated borrower.  The interest rate on the loan was the prime rate as quoted by the Wall Street Journal prime plus 1%.

During 2008, Mr. Stover paid an aggregate of $41,911.39 of principal, $31,986.15 of interest on the loan and $2,217.76 in late fees.  However, Mr. Stover defaulted on the loan.  At the time of the default, the property securing the loan was appraised at only $2.1 million.  National Penn Bank and Mr. Stover entered into negotiations to transfer the property to National Penn; however, National Penn ultimately decided to sell the loan.  National Penn sold the loan on December 24, 2008 to an unrelated third party for $1,006,432.  As a result, National Penn was required to record a loss of $1,494,021 on this loan.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires National Penn's directors, executive officers and more-than-10% beneficial shareholders to file reports of ownership and changes in ownership with the Securities and Exchange Commission.  These persons are required by SEC regulations to furnish National Penn with copies of all such Section 16(a) filings.

Based solely on its review of the Section 16(a) filings furnished to National Penn and/or written representations that no year-end Forms 5 were required to be filed, National Penn believes that its directors and executive officers complied with all Section 16(a) filing requirements during 2008.

  PROPOSAL 2 – AMENDMENT OF ARTICLES OF INCORPORATION TO INCREASE AUTHORIZED COMMON STOCK

The Board has approved an amendment to Article Fifth of National Penn’s articles of incorporation which, if adopted, would increase the number of authorized common shares of National Penn from 100,000,000 shares, without par value, to 250,000,000 shares, without par value.  The Board recommends that shareholders vote “FOR” approval of this amendment.

Of the 100,000,000 common shares currently authorized, as of March 3, 2009, 82,109,952 shares were issued and outstanding and 8,071,111 shares were reserved for issuance pursuant to presently issued and outstanding options, warrants (including a warrant held by the U.S. Treasury for 1,470,588 shares in connection with National Penn’s participation in the TARP CPP) and similar rights.  As a result, assuming full exercise of all outstanding options, warrants and similar rights, 9,818,937 common shares were available for issuance as of such date.  The Board believes that it is advisable to have a greater number of authorized but unissued common shares available for various corporate programs and purposes, including acquisitions and mergers.

National Penn may from time to time consider acquisitions and mergers, stock dividends or stock splits and public or private financings to provide National Penn with capital, any or all of which may involve the issuance of additional common shares or securities convertible into common shares.  Also, additional common shares may be necessary to meet anticipated future obligations under National Penn's dividend reinvestment plan, employee stock purchase plan and other stock-based compensation and employee benefit plans.  The Board believes that having authority to issue additional common shares will avoid the possible delay and significant expense of calling and holding a special meeting of shareholders to increase authorized capital.

National Penn has no present plan, agreement or understanding involving the issuance of its common shares except for shares required or permitted to be issued (a) under National Penn's dividend reinvestment plan, employee stock purchase plan and other stock-based compensation and employee benefit plans; (b) under National Penn's shareholder rights plan; and (c) to the U.S. Treasury in connection with National Penn’s participation in the TARP CPP.  It is possible, however, that merger and acquisition opportunities involving the issuance of common shares will develop.  It is also possible that an increase in the market price for National Penn's common shares, and conditions in the capital markets generally, may make a stock dividend, a stock split or a public offering of National Penn's stock desirable.  The Board believes that an increase in the number of authorized common shares of National Penn will enhance its ability to respond promptly to any such opportunities.

If this proposal is approved, the additional authorized common shares may be issued for such consideration, cash or otherwise, at such times and in such amounts as the Board may determine without shareholder approval, except to the extent that shareholder approval is required by applicable law or rules.  Because National Penn's common shares are traded on the Global Select Market tier of The Nasdaq Stock Market, shareholder approval must be obtained, under applicable Nasdaq rules, prior to the issuance of shares for certain purposes, including the issuance of greater than 20% of National Penn's then-outstanding shares in connection with an acquisition or merger or an adjustment to the number of shares issuable to the U.S. Treasury under the warrant to purchase common stock that National Penn issued to the U.S. Treasury in connection with its participation in the TARP CPP.

Although the Board presently intends to employ the additional common shares solely for the purposes set forth above, such shares could be used by the Board to dilute the stock ownership of persons seeking to obtain control of National Penn, thereby possibly discouraging or deterring a non-negotiated attempt to obtain control of National Penn and making removal of incumbent management more difficult.  The proposal, however, is not a result of, nor does the Board have any knowledge of, any effort to accumulate National Penn's common shares or obtain control of National Penn by means of a merger, tender offer, solicitation in opposition to the Board or otherwise.  The proposal is not part of any plan by the Board to adopt a series of proposals relating to a possible takeover of National Penn and the Board has no present intention of soliciting a shareholder vote on any other such proposal.

The authorization of additional common shares will not, by itself, have any effect on the rights of present shareholders.  Shareholders do not have preemptive rights to subscribe for or purchase additional common shares.  As a result, the issuance of additional shares authorized by the amendment for corporate purposes other than a stock split or stock dividend could have a dilutive effect on earnings and book value per common share and on the voting power of common shareholders at the time of issuance.

Article Ninth of National Penn's Articles of Incorporation authorizes the issuance of 1,000,000 shares of preferred stock and grants the Board the power to issue such preferred stock as a class or in a series and to determine the voting power, if any, dividend rates, conversion or redemption prices, designations, rights, preferences and limitations of the shares in the class or in each series.  The proposed amendment to Article Fifth of National Penn’s articles of incorporation will not increase or otherwise affect National Penn's authorized preferred stock.  As of March 3, 2009, no shares of National Penn’s Series A Junior Participating Preferred Stock are outstanding and 150,000 shares of National Penn’s Series B Fixed Rate Cumulative Perpetual Preferred Stock remain issued and outstanding, which shares of preferred stock were issued to the United States Department of the Treasury in connection with National Penn’s participation in the TARP CPP.

The text of Article Fifth, as proposed to be amended, is as follows: “FIFTH.  The total number of Common Shares that the Corporation shall have the authority to issue is 250,000,000 shares, without par value.”

The affirmative vote of a majority of the votes cast by all shareholders entitled to vote at the Meeting is required to approve this amendment.

The Board recommends a vote “FOR” this amendment.

PROPOSAL 3 –  RATIFICATION OF AUDITORS

National Penn’s Board’s Audit Committee is comprised entirely of directors who are independent as defined in the listing standards of The Nasdaq Stock Market.  See “Director Independence.”  Among other things, the Board has determined that each Committee member is financially literate and possesses accounting or related financial management expertise.  The Board made these determinations in its business judgment, based on its interpretation of the Nasdaq Stock Market’s requirements for audit committee members.  The Board has also determined that Patricia L. Langiotti, PMC, Audit Committee Chair, Thomas A. Beaver, CPA, and Thomas L. Kennedy, Esq., are each an “audit committee financial expert.”  In addition, Albert H. Kramer and John J. Nesbitt, III, Board and Audit Committee members of National Penn subsidiaries, National Penn Bank and Christiana Bank & Trust Company, respectively, are also each qualified as an “audit committee financial expert.”  The rules of the Securities and Exchange Commission define an “audit committee financial expert” as a person who has acquired certain attributes through education and experience that are particularly relevant to the functions of an audit committee.

Under the Audit Committee’s charter, the Committee is responsible for selection of National Penn’s independent auditors pursuant to a well-organized process.  The Committee also evaluates and monitors the auditors’ qualifications, performance and independence.  This evaluation includes a review and evaluation of the lead partner of the independent auditors.  The Committee also takes into account the opinions of management and National Penn’s Senior Internal Audit Executive, who has supervisory responsibility for the internal audit function.  More can be learned about the Committee’s responsibilities with respect to the independent auditors in the Committee’s charter, which is available on National Penn’s website at www.nationalpennbancshares.com under “Governance Documents.”

The Audit Committee conducted its 2009 evaluation of National Penn’s independent registered public accounting firm, Grant Thornton LLP, at its meeting in February 2009.  Following that evaluation, the Committee unanimously selected Grant Thornton LLP as National Penn’s independent auditors for 2009, subject to shareholder ratification.

Based on the recommendation of the Audit Committee, the Board unanimously recommends that shareholders vote to ratify the Audit Committee’s selection of Grant Thornton LLP as National Penn’s independent registered public accounting firm for 2009.  Grant Thornton LLP has served as National Penn’s independent auditors since 1980.

Representatives of Grant Thornton LLP will be present at the meeting to respond to appropriate questions and will have an opportunity to make a statement if they desire to do so.

The Audit Committee has adopted a policy that if a majority of the votes cast at the annual meeting are against ratification, the Committee will reconsider its selection of Grant Thornton LLP, even though the Committee will not then be obligated to select new independent auditors.

The Board recommends a vote “FOR” ratification of the Audit Committee’s selection of Grant Thornton LLP as independent registered public accounting firm for 2009.

PROPOSAL 4 – ADVISORY VOTE ON EXECUTIVE OFFICER COMPENSATION

On February 17, 2009, the American Recovery and Reinvestment Act of 2009 was enacted, rewriting a portion of the EESA and imposing several new or revised requirements and restrictions on the compensation arrangements of all financial institutions that have received or that will receive TARP funds.  One such requirement mandates that National Penn, as a recipient of TARP funds, permit a non-binding shareholder vote to approve the compensation of its executive officers, as described in the CD&A, the compensation tables and the related material in this Proxy Statement, during the time period during which any of National Penn’s obligations under TARP (excluding the stock warrants) remain outstanding.

This proposal, commonly known as a “say-on-pay” proposal, gives National Penn’s shareholders the opportunity to endorse or not endorse National Penn’s executive compensation program through the following resolution:

“Resolved, that the shareholders approve the compensation of National Penn’s executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (which disclosure shall include the compensation discussion and analysis, the compensation tables and any related material) in this Proxy Statement.”

Because this vote is advisory, it will not be binding upon the Board.  Moreover, this vote will not be construed as overruling a decision by the Board, creating or implying any additional fiduciary duty by the Board, or restricting or limiting the ability of National Penn’s shareholders to make proposals for inclusion in proxy materials related to executive compensation. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation arrangements.

As further discussed in the CD&A, the Board believes that its compensation program is aligned with the long-term interests of National Penn’s shareholders and is based on a strong pay-for-performance philosophy. Therefore, the Board recommends a vote “FOR” approval of the compensation of National Penn’s executive officers.

AUDIT COMMITTEE REPORT

The Audit Committee of National Penn's Board of Directors is composed solely of independent directors, as currently defined by the listing standards of The Nasdaq Stock Market, and operates under a written charter adopted by the Board of Directors.  The charter is available on National Penn's website at www.nationalpennbancshares.com.  To access the charter, log on and select “Governance Documents.”

Under its charter, the Audit Committee assists the Board of Directors in its general oversight of National Penn's financial reporting, internal controls and audit functions.

Management is responsible for National Penn's financial reporting process, including its system of internal controls, and for the preparation of consolidated financial statements in accordance with accounting principles generally accepted in the United States (GAAP).  Grant Thornton LLP, selected by the Audit Committee to serve as National Penn's independent registered public accounting firm, is responsible for performing an independent audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States and to issue a report thereon based on such audit.

The Audit Committee's responsibility is to monitor and oversee these processes.  It is not the Audit Committee's duty or responsibility to conduct auditing or accounting reviews or procedures.  The Audit Committee members are not National Penn employees and are not necessarily accountants or auditors by profession or experts in accounting or auditing, and their functions are not intended to duplicate or certify the activities of management or Grant Thornton LLP.  Likewise, the Audit Committee is not aware of any reason to believe that Grant Thornton LLP is not "independent" under applicable rules.  The Audit Committee serves a Board-level oversight role in which it provides advice, counsel and direction to management and Grant Thornton LLP on the basis of the information it receives, discussions with management and Grant Thornton LLP, and the experience of the Audit Committee's members in business, finance and accounting matters.

In this context, the Audit Committee has met and held discussions with management and Grant Thornton LLP.  Management has represented to the Audit Committee that National Penn's consolidated financial statements were prepared with integrity and objectivity and in accordance with GAAP, and Grant Thornton LLP has represented to the Audit Committee that it has performed its audit of National Penn's consolidated financial statements in accordance with auditing standards generally accepted in the United States.  The Audit Committee has relied upon the representations of management and Grant Thornton LLP without independent verification.  The Audit Committee has reviewed and discussed the consolidated financial statements with management and Grant Thornton LLP.

The Audit Committee discussed with Grant Thornton LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication With Audit Committees).

Grant Thornton LLP also provided to the Audit Committee the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent registered public accounting firm’s communications with the Audit Committee concerning independence, and the Audit Committee discussed with Grant Thornton LLP that firm's independence.

Based on the Audit Committee's discussions with management and Grant Thornton LLP, the representations of management to the Audit Committee, the representations of Grant Thornton LLP included in their report on National Penn's consolidated financial statements and otherwise on such report of Grant Thornton LLP, the Audit Committee recommended that the Board of Directors include the audited consolidated financial statements in National Penn's Annual Report on Form 10-K for the year ended December 31, 2008.

Aggregate fees billed to National Penn by Grant Thornton LLP for the years ended December 31, 2008 and December 31, 2007 were as follows:

	Year Ended December 31,
	2008	2007
Audit Fees	$ 881,242	$ 604,171
Audit-Related Fees	82,514	66,417
Tax Fees	219,570	184,547
All Other Fees	None	None

Audit Fees.  Consist of aggregate fees billed for professional services rendered for the audit of National Penn's consolidated annual financial statements and review of interim consolidated financial statements included in quarterly reports and services that are normally provided by Grant Thornton LLP in connection with statutory and regulatory filings or engagements for the years 2008 and 2007.  This includes fees for Sarbanes-Oxley Act, Section 404, internal controls assessment work and services provided by Grant Thornton LLP in connection with National Penn's registration statements filed with the SEC in 2008 and 2007.

Audit-Related Fees.  Consist of aggregate fees billed for assurance and related services that are reasonably related to the performance of the audit or review of National Penn's consolidated financial statements and are not reported under "Audit Fees.”  Also includes accounting assistance related to acquisitions and consultations related to financial accounting and reporting standards and audits of National Penn's 401(k) plan and student loan portfolio, and the U.S. HUD-required audit of National Penn Mortgage Company.

Tax Fees.  Consist of aggregate fees billed for professional services for tax compliance, tax advice and tax planning.  Also includes assistance regarding federal and state tax compliance, tax audit defense, tax refund claims, and tax planning.

All Other Fees.  Consist of aggregate fees billed for products and services provided by Grant Thornton LLP other than those disclosed above.

The Audit Committee considered whether the provision of the above services by Grant Thornton LLP is compatible with maintaining that firm’s independence.  The Audit Committee is satisfied that it is independent.

Pre-Approval Requirements.  The Audit Committee's policy is to pre-approve all audit and permissible non-audit services provided by National Penn’s independent registered public accounting firm.  These services may be approved on a periodic basis so long as the services do not exceed pre-determined cost levels.  If not approved on a periodic basis, such services must otherwise be separately pre-approved by the Audit Committee prior to being performed.  In addition, any proposed services that were pre-approved on a periodic basis, but later would exceed the pre-determined cost level, also require separate pre-approval by the Audit Committee.

Patricia L. Langiotti, Chair	Christian F. Martin IV
Thomas A. Beaver	R. Chadwick Paul, Jr.
Thomas L. Kennedy	Robert E. Rigg
Albert H. Kramer (National Penn Bank Audit Committee member)	C. Robert Roth

ADDITIONAL INFORMATION

"Householding" of Proxy Materials and Annual Reports

Securities and Exchange Commission rules permit companies and intermediaries (such as brokers, banks and other companies that hold shares in "street name") to satisfy the delivery requirements for proxy statements, prospectuses and certain other materials by delivering a single copy of these materials to an address shared by two or more of National Penn's shareholders.  This delivery method is referred to as "householding" and can result in significant cost savings for National Penn and, in turn, National Penn's shareholders.

In order to take advantage of this opportunity, National Penn has delivered only one Proxy Statement and annual report to multiple shareholders who share one address, unless National Penn received contrary instructions from the affected shareholders prior to the mailing date.  National Penn will, however, promptly deliver, upon written or oral request, a separate copy of this Proxy Statement or annual report to a shareholder at a shared address to which a single copy of those documents was initially delivered.  Shareholders of record who prefer to receive separate copies of a proxy statement or annual report, either now or in the future, can request a separate copy of the proxy statement or annual report by writing to National Penn at the following address:  Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P. O. Box 547, Boyertown, PA 19512, or by telephone at (610) 369-6461. Likewise, e-mail communications should be addressed to the Corporate Secretary at michelle.debkowski@nationalpenn.com. Conversely, if you are currently a shareholder of record who shares an address with another National Penn shareholder and wish to have your future proxy statements and annual reports "householded," please contact National Penn at the above address or telephone number.

If your National Penn stock is held in “street name” (i.e., held by a broker, bank or other intermediary), you can request separate copies of these documents by contacting the broker, bank or other intermediary.  Conversely, if your National Penn shares are held in “street name” and you wish to have your future proxy statements and annual reports "householded," you can request "householding" by contacting the broker, bank or other intermediary.

Record Date; Shares Outstanding

Shareholders of record at the close of business on March 3, 2009 are entitled to vote their shares at the annual meeting.  As of that date, there were 82,109,952 common shares outstanding and entitled to be voted at the meeting.  The holders of those shares are entitled to one vote per share.

Quorum

The presence, in person or by proxy, of shareholders with power to cast a majority of all votes entitled to be cast at the meeting will constitute a quorum.  A quorum must be present at the meeting before any business may be conducted.

If a quorum is not present, the shareholders who are represented at the meeting may adjourn the meeting until a quorum is present.  The time and place of the adjourned meeting will be announced at the time the adjournment is taken and no other notice need be given.  An adjournment will have no effect on the business that may be conducted at the meeting.

Proxies; Right to Revoke

If you participate in National Penn's Dividend Reinvestment and Stock Purchase Plan and/or Employee Stock Purchase Plan, your proxy will represent the number of shares registered in your name and the number of shares credited to your Dividend Reinvestment Plan and/or Employee Stock Purchase Plan accounts.

By submitting your proxy, you will authorize the persons named thereon or their substitutes to represent you and vote your shares at the meeting in accordance with your instructions.  They may also vote your shares to adjourn the meeting and will be authorized to vote your shares at any adjournments or postponements of the meeting.

If you attend the meeting, you may vote your shares in person, regardless of whether you have submitted a proxy.  In addition, you may revoke your proxy by sending a written notice of revocation to National Penn's Corporate Secretary, by submitting a later-dated proxy or by voting in person at the meeting.

Default Voting

If you submit a proxy but do not indicate any voting instructions, your shares will be voted “FOR” the approval of Proposal 1 – the election of the Board's nominees as directors; “FOR” the approval of Proposal 2 – the amendment of National Penn’s articles of incorporation to increase authorized common stock; “FOR” the approval of Proposal 3 – the ratification of independent auditors for 2009; and “FOR” the approval of Proposal 4 – the advisory vote approving executive officer compensation.

National Penn's Board and management know of no other business that is planned to be brought before the meeting.  If any other business properly comes before the meeting for a vote, your shares will be voted according to the discretion of the holders of the proxy.

Voting by “Street Name” Holders

If you are the beneficial owner of shares held in "street name" by a broker, bank or other nominee, the nominee, as the record holder of the shares, is required to vote those shares as you may instruct.

Tabulation of Votes

BNY Mellon Investor Services LLC, the transfer agent, will tabulate the votes.

Broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business but will not be counted for purposes of determining whether a proposal has been approved.  Broker non-votes occur when brokers, banks or other nominees do not receive voting instructions from the beneficial owners of the shares and the nominee does not have discretionary voting authority with respect to a proposal.  If you hold shares through a broker, bank or other nominee and you do not give instructions as to how to vote, the nominee will have authority to vote your shares on certain routine items but not on other items.

Proxy Solicitation

National Penn is making, and will bear all costs of, this proxy solicitation.  National Penn's officers, directors and regular employees may solicit proxies by mail, in person, by telephone or by facsimile.  National Penn will reimburse brokerage firms, custodians, nominees and fiduciaries for their expenses in forwarding proxy materials to beneficial owners.  National Penn has engaged BNY Mellon Investor Services LLC to assist in the solicitation of proxies for the meeting at a cost of $7,500 plus reasonable out-of-pocket expenses.  National Penn anticipates that this solicitation will cost $8,700 in total, none of which has been incurred by National Penn as of March 3, 2009.

Shareholder Proposals and Nominations

Eligible shareholders may submit proposals to be considered for inclusion in National Penn's 2010 proxy materials for the 2010 annual meeting of shareholders if they do so in accordance with the applicable SEC rules.  Any such proposals must be in writing and received by the Corporate Secretary at the principal executive offices of National Penn no later than November 23, 2009 in order to be considered for inclusion in National Penn's 2010 proxy materials.  For information on how to submit the name of a person to be considered by the Nominating/Corporate Governance Committee for possible nomination as a director, please see the discussion of the Committee's practices and procedures on page 9.

Director nominations and proposals for action at an annual meeting of shareholders may be made otherwise only:

•	Pursuant to National Penn's notice of such meeting;
•	By the presiding officer;
•	By or at the direction of a majority of the Board; or
•	By one or more shareholders in accordance with the applicable rules of the SEC and National Penn's governing By-Law provisions.

A shareholder may make a nomination for the election of a director or a proposal for action at an annual meeting only if written notice is received by the Corporate Secretary at National Penn's principal office not later than:

•	90 days prior to the annual meeting (which, for the 2010 annual meeting, would mean no later than January 27, 2010 if the annual meeting is held on April 27, 2010 ); or
•
If the annual meeting is to be held on a date other than the fourth Tuesday in April, the close of business on the 10th day following the first public disclosure of the meeting date.  Public disclosure of the date of any annual meeting may be made in a filing with the SEC, in any notice given to The Nasdaq Stock Market or in a news release reported by any national news service.

Each shareholder notice must include:

•	As to the shareholder giving the notice and the beneficial owner, if any, on whose behalf the notice is given:
	-	The name and address of such shareholder and of such beneficial owner;
	-	The class and number of shares of the stock of National Penn that are owned of record and beneficially by such shareholder and such beneficial owner;
-
Any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of National Penn or with a value derived in whole or in part from the value of any class or series of shares of National Penn, whether or not subject to settlement in the underlying class or series of capital stock of the corporation or otherwise (a “Derivative Instrument”) owned by such shareholder and such beneficial owner and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of National Penn;

	-	Any proxy, contract, arrangement, understanding or relationship pursuant to which such shareholder has a right to vote any shares of any security of National Penn;
-
Any interest in any security of National Penn, where such shareholder and such beneficial owner has the opportunity to, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, profit or share in any profit derived from any decrease in the value such security;

	-	Any rights to dividends on the shares of National Penn owned beneficially by such shareholder that are separated or separable from the underlying shares of National Penn;
-
Any proportionate interest in shares of National Penn or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which such shareholder is a general partner or, directly or indirectly, beneficially owns an interest in a general partner;

-
Any performance-related fees (other than an asset-based fee) that such shareholder is entitled to based on any increase or decrease in the value of shares of National Penn or Derivative Instruments as of the date of the shareholder notice (including any such interests held by members of the shareholder’s immediate family sharing the same household), which information must be supplemented no later than 10 days after the record date for the meeting to disclose such ownership as of the record date;

•
Any other information relating to such shareholder and beneficial owner, if any, that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for, (as applicable) the proposal and/or for the election of directors in a contested election, pursuant to Section 14 of the Exchange Act;

•
A description of all agreements, arrangements and understandings between such shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder; and

•
A representation that the shareholder is a beneficial owner of stock of National Penn entitled to vote at such meeting and intends to be present at the meeting in person or by proxy to make such nomination or proposal.

Each notice of nomination for the election of a director from a shareholder also must set forth:

•
All information relating to the proposed nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with proxy solicitations for election of directors in a contested election pursuant to Section 14 of the Exchange Act (including such person’s written consent to being named in the proxy statement as a nominee and to serving as a director if elected);

•
A description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among (a) such shareholder and beneficial owner, if any, and their respective affiliates and associates, or others acting in concert therewith, on the one hand, and (b) each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand (including all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the shareholder making the nomination and any beneficial owner on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a Director or executive officer of such registrant); and

•	With respect to each nominee, a completed and signed questionnaire, representation and agreement required by National Penn, as described in National Penn’s bylaws.

Each notice of a proposal for action at an annual meeting from a shareholder also must set forth:

•	A brief description of the proposal;
•	The reasons for making such proposal;
•	Any direct or indirect interest of the shareholder, or any person on whose behalf the shareholder is acting, in making such proposal; and
•
A description of all agreements, arrangements and understandings between the shareholder and beneficial owner, if any, and any other person or persons (including their names) in connection with the proposal of such business by such shareholder.

If the Corporate Secretary receives notice of a shareholder proposal that complies with National Penn’s governing bylaw provisions on or prior to the required date and if such proposal is properly presented at the 2010 annual meeting of shareholders, the proxies appointed by National Penn may exercise discretionary authority in voting on such proposal if, in National Penn’s proxy statement for such meeting, National Penn advises shareholders of the nature of such proposal and how the proxies appointed by National Penn intend to vote on such proposal, unless the shareholder submitting the proposal satisfies certain SEC requirements, including the mailing of a separate proxy statement to National Penn’s shareholders.

The presiding officer of the meeting may refuse to permit any nomination for the election of a director or proposal to be made at an annual meeting by a shareholder who has not complied with all of National Penn’s governing bylaw procedures, including receipt of the required notice by the Corporate Secretary by the date specified.  If a shareholder proposal is received by National Penn after the required notice date but the presiding officer of the meeting nevertheless permits such proposal to be made at the 2010 annual meeting of shareholders, the proxies appointed by National Penn’s Board may exercise discretionary authority when voting on such proposal.

Questions about these requirements, or notices mandated by them, may be directed to:  Corporate Secretary, National Penn Bancshares, Inc., Philadelphia and Reading Avenues, P.O. Box 547, Boyertown, Pennsylvania 19512. Likewise, e-mail communications should be addressed to the Corporate Secretary at michelle.debkowski@nationalpenn.com.

Shareholder List

For at least 10 days prior to the meeting, a list of the shareholders entitled to vote at the annual meeting will be available for examination, for purposes germane to the meeting, during ordinary business hours at National Penn’s principal executive offices.  The list will also be available for examination at the meeting.

Annual Report for 2008

National Penn’s Annual Report on Form 10-K (without exhibits) is enclosed with this Proxy Statement.  It is also available at National Penn’s website, www.nationalpennbancshares.com, and at the website of the Securities and Exchange Commission, www.sec.gov.

This proxy when properly executed will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted FOR the election of the Class I Director nominees listed below, FOR ratification of National Penn’s independent auditors for 2009 (Proposal 2) , FOR the proposal to amend National Penn’s articles of incorporation to increase the number of authorized common shares to 250 million (Proposal 3) and FOR the advisory (non-binding) proposal to approve the compensation of National Penn’s executives (Proposal 4). In their discretion, the proxy holders are authorized to vote upon such other business as may come before the Annual Meeting and any adjournments or postponements thereof.

				Please Mark Here for Address Change SEE REVERSE SIDE	[ ]

The Board of Directors recommends a vote “FOR” all the nominees and “FOR” ratification of independent auditors.				The Board of Directors recommends a vote “FOR” this proposal.
1. Election of Class I Directors Nominees 01 J. Ralph Borneman, Jr. 02 Thomas L. Kennedy, Esq. 03 Albert H. Kramer 04 Glenn E. Moyer 05 Robert E. Rigg	FOR all nominees listed to the left (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed to the left [ ]		3. A proposal to amend National Penn’s articles of incorporation to increase the number of authorized common shares to 250 million	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

The Board of Directors recommends a vote “FOR” this proposal.
				4. An advisory (non-binding) proposal to approve the compensation of National Penn’s executives	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)				PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ATTACHED BELOW.
2. Ratification of National Penn’s independent registered public accounting firm for 2009.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature	Signature if held jointly			Date
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING,
BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
UNTIL 9:30 AM EASTERN TIME ON APRIL 21, 2009, THE DAY OF THE ANNUAL MEETING.

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET http://www.proxyvoting.com/npbc Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

For directions to the meeting location, please check our website at
www.nationalpennbancshares.com - Corporate Profile or call the Holiday Inn at (610) 391-1000.
You can view the Annual Report and Proxy Statement on the
Internet at: http://bnymellon.mobular.net/bnymellon/npbc

PROXY

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
NATIONAL PENN BANCSHARES, INC.

The undersigned hereby appoints H. Anderson Ellsworth, Gary L. Rhoads and Michael R. Reinhard proxies, each with power to act without the others and with power of substitution, and hereby authorizes them to represent and vote, as designated on the other side, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) standing in the name of the undersigned with all powers which the undersigned would possess if present at the Annual Meeting of Shareholders of National Penn to be held on April 21, 2009, and at any adjournments or postponements thereof.

(Continued on reverse side)

Address Change (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

You can now access your National Penn Bancshares, Inc. account online.

Access your National Penn Bancshares, Inc. shareholder account online via Investor ServiceDirect® (ISD).

The transfer agent for National Penn Bancshares, Inc. now makes it easy and convenient to get current information on your shareholder account.

• View account status	• View payment history for dividends
• View certificate history	• Make address changes
• View book-entry information	• Obtain a duplicate 1099 tax form
• Establish/change your PIN

Visit us on the web at http://www.bnymellon.com/shareowner
For Technical Assistance call 1-877-978-7778 between 9am-7pm
Monday-Friday Eastern Time

This voting instruction card when properly executed will be voted as instructed by the undersigned participant subject to applicable law. If no instructions are given, the shares allocated to the undersigned participant will be voted by the Trustee in accordance with the terms of the Plan and applicable law.
Please Mark Here for Address Change	[ ]
SEE REVERSE SIDE

The Board of Directors recommends a vote “FOR” all the nominees and “FOR” ratification of independent auditors.				The Board of Directors recommends a vote “FOR” this proposal.
1. Election of Class I Directors Nominees 01 J. Ralph Borneman, Jr. 02 Thomas L. Kennedy, Esq. 03 Albert H. Kramer 04 Glenn E. Moyer 05 Robert E. Rigg	FOR all nominees listed to the left (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed to the left [ ]		3. A proposal to amend National Penn’s articles of incorporation to increase the number of authorized common shares to 250 million	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
The Board of Directors recommends a vote “FOR” this proposal.
				4. An advisory (non-binding) proposal to approve the compensation of National Penn’s executives	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)				PLEASE SIGN, DATE AND RETURN PROMPTLY OR VOTE BY TELEPHONE OR INTERNET. TO VOTE BY TELEPHONE OR INTERNET, FOLLOW THE INSTRUCTIONS ATTACHED BELOW.
2. Ratification of National Penn’s independent registered public accounting firm for 2009.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature	Signature if held jointly			Date
Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

FOLD AND DETACH HERE

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF INTERNET OR TELEPHONE VOTING, BOTH ARE AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK.
UNTIL MIDNIGHT EASTERN TIME ON APRIL 16, 2009.

Your Internet or telephone vote authorizes the Trustee to vote your shares in the same manner as if you marked, signed and returned your instruction card.

INTERNET http://www.proxyvoting.com/npbc-401k Use the internet to vote your proxy. Have your proxy card in hand when you access the web site.	OR	TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Have your proxy card in hand when you call.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card. To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/isd where step-by-step instructions will prompt you through enrollment.

You can view the Annual Report and Proxy Statement on the Internet at http://bnymellon.mobular.net/bnymellon/npbc

VOTING INSTRUCTION CARD

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF THE BOARD
OF DIRECTORS OF NATIONAL PENN BANCSHARES, INC.

This Voting Instruction Card serves to instruct National Penn Investors Trust Company, as trustee (the “Trustee”) under the National Penn Bancshares, Inc. Capital Accumulation Plan (the “Plan”), to vote, as designated herein, all the shares of stock of National Penn Bancshares, Inc. (“National Penn”) entitled to be voted by the undersigned participant under the terms of such Plan with respect to the Annual Meeting of Shareholders of National Penn to be held on April 21, 2009, and at any adjournments or postponements thereof.

The undersigned, in giving such instructions, will act as named fiduciary for (a) such shares that have been allocated to the account of the undersigned, (b) a proportionate share of such shares that have been allocated to the accounts of other participants in the Plan as to which the Trustee receives no instructions, and (c) a proportionate share of such shares held in the Plan that have not been allocated to any participants in the Plan.

(Continued on the other side)
Address Change (Mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

VOTING INSTRUCTION CARD

NATIONAL PENN BANCSHARES, INC.

ANNUAL MEETING OF SHAREHOLDERS
April 21, 2009
9:30 a.m., Eastern Time

THIS VOTING INSTRUCTION CARD IS SOLICITED ON BEHALF OF
THE BOARD OF DIRECTORS

The undersigned hereby instructs the Trustees of the KNBT Bancorp, Inc. Employee Stock Ownership Plan (“ESOP”) to vote, as designated below, all the shares of common stock of National Penn Bancshares, Inc. allocated pursuant to the ESOP to the undersigned as of March 3, 2009 at the Annual Meeting of Shareholders to be held at the Holiday Inn located at 7736 Adrienne Drive, Breinigsville, Pennsylvania, on Monday, April 21, 2009, at 9:30 a.m., Eastern Time, or at any adjournment or postponement thereof.

ESOP

PLEASE COMPLETE, DATE, SIGN AND RETURN THIS VOTING INSTRUCTION CARD
PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE

The voting instruction card when properly executed will be voted as instructed by the undersigned participant subject to applicable law.  If no instructions are given, the shares allocated to the undersigned participant will be voted by the Trustees in accordance with the terms of the ESOP and applicable law.

The Board of Directors recommends a vote “FOR” all the nominees and “FOR” ratification of independent auditors.				The Board of Directors recommends a vote “FOR” this proposal.
1. Election of Class I Directors Nominees 01 J. Ralph Borneman, Jr. 02 Thomas L. Kennedy, Esq. 03 Albert H. Kramer 04 Glenn E. Moyer 05 Robert E. Rigg	FOR all nominees listed to the left (except as marked to the contrary) [ ]	WITHHOLD AUTHORITY to vote for all nominees listed to the left [ ]		3. A proposal to amend National Penn’s articles of incorporation to increase the number of authorized common shares to 250 million	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
The Board of Directors recommends a vote “FOR” this proposal.
				4. An advisory (non-binding) proposal to approve the compensation of National Penn’s executives	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]
(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)
2. Ratification of National Penn’s independent registered public accounting firm for 2009.	FOR [ ]	AGAINST [ ]	ABSTAIN [ ]

Signature	Signature if held jointly			Date

Please sign exactly as name appears hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by president or other authorized officer. If a partnership, please sign in partnership name by authorized person.